UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒     Definitive Proxy Statement
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☐     Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-12

WESTELL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1) Title of each class of securities to which transaction applies:

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WESTELL TECHNOLOGIES, INC.
750 North Commons Drive
Aurora, Illinois 60504
(630) 898-2500

Notice of Annual Meeting of Stockholders
September 29, 2020

Dear Stockholders:

The 2020 Annual Meeting of Stockholders of Westell Technologies, Inc. (the “Company”) will be held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois 60504, on September 29, 2020, at 10:00 a.m. Central Daylight Time for the following purposes:

1.	To elect the Board nominated slate of seven (7) directors.

2.
To consider and act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of our Class A Common Stock and Class B Common Stock whereby, each outstanding one thousand (1,000) shares of the Company's Class A Common Stock and Class B Common Stock, respectively, would be combined into and become one (1) share of the Company's Class A Common Stock or Class B Common Stock, as applicable (the “Reverse Stock Split”).

3.
To consider and vote upon a proposal to amend the Charter to effect, immediately after the Reverse Stock Split, a forward stock split of our Class A Common Stock and Class B Common Stock whereby, each one (1) share of the Company's Class A Common Stock and Class B Common Stock would divide into and become one thousand (1,000) shares of the Company's Class A Common Stock or Class B Common Stock, as applicable  (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Transaction”).

Upon its effectiveness, the Transaction would result in (i) holdings prior to such split of fewer than one thousand (1,000) shares of Class A Common Stock or Class B Common Stock being converted into a fractional share, which will then be immediately cancelled and converted into a right to receive the cash consideration described in the attached proxy statement, and holdings greater than one thousand shares prior to such split will remain the same after the Transaction, and (ii) the Company having fewer than 300 stockholders of record of the Class A Common Stock, allowing the Company to deregister its Class A Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and avoid the costs and time commitment associated with being a public reporting company.

Copies of the proposed amendments to the Charter are attached as Annex A and Annex B to the accompanying Proxy Statement.

4.	To ratify the appointment of our independent auditors.

5.	To conduct an advisory vote to approve executive compensation (“Say-on-Pay”).

6.	To consider any other matters that may properly come before the meeting.
The Board has fixed the close of business on August 5, 2020, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting.

Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), we have again elected to furnish proxy materials to our stockholders on the Internet. We believe this allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. Please review the instructions with respect to each of your voting options as described in the Proxy Statement and the Notice.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may also vote by signing, dating and mailing the proxy card in the envelope provided.

THE TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT, INCLUDING THE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

By Order of the Board of Directors

Jeniffer L. Jaynes
Interim Chief Financial Officer, Vice President,
Corporate Controller and Secretary

August 11, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 29, 2020: THE WESTELL TECHNOLOGIES, INC. PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS AND FISCAL YEAR ENDED MARCH 31, 2020, ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com.

TABLE OF CONTENTS

Page
General Information	1
SUMMARY TERM SHEET	2
The Transaction	2
Purpose of and Reasons for the Transaction	2
Effects of the Transaction	2
Special Committee and Board of Directors Recommendations Regarding the Transaction	3
Reservation of Rights	4
Fairness of the Transaction	4
Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons	4
Stockholder Approval of the Transaction	5
Treatment of Beneficial Holders (Stockholders Holding Shares in “Street Name”)	5
Effectiveness of the Transaction	5
Financing for the Transaction	5
Determination of Stockholders of Record	5
Recent Market Prices of the Company’s Common Stock	6
No Appraisal or Dissenters’ Rights	6
Material Federal Income Tax Consequences	6
PROPOSAL NO. 1:	7
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE TRANSACTION	10
Where and when is the Annual Meeting?	10
What am I being asked to vote on at the Annual Meeting?	10
Who is entitled to vote at the Annual Meeting?	10
How many shares were outstanding on the Record Date?	10
What is a “quorum” for purposes of the Annual Meeting?	10
What vote is required to approve the proposals?	10
How does the Board of Directors recommend that I vote on the proposals?	11
Who is soliciting my proxy?	11
How do I vote?	11
Can I change my vote?	11
What does it mean if I get more than one proxy card?	11
What is the purpose of the Transaction?	11
What does the deregistration of our Class A Common Stock mean?	12
Does the proposed Transaction apply to both classes of Common Stock?	12
What is the OTC Pink Open Market?	12
What will I receive in the Transaction?	12
Who is the Filing Person?	12
What potential conflicts of interest are posed by the Transaction?	12
Why is the Company proposing to carry out a Forward Stock Split following the Reverse Stock Split?	13
What if I hold fewer than 1,000 shares of common stock and hold all of my shares in “street name”?	13
What happens if I own a total of 1,000 or more shares of Class A Common Stock beneficially, but I hold fewer than 1,000 shares of record in my name and fewer than 1,000 shares with my broker in “street name”?	13
If I own fewer than 1,000 shares of common stock, is there any way I can continue to be a stockholder of the Company after the Transaction?	13

Is there anything I can do if I own 1,000 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?	13
Could the Transaction not happen?	13
What will happen if the Transaction is approved by the Company’s stockholders?	14
What will happen if the Transaction is not approved?	14
If the Transaction is approved by the stockholders, can the Board of Directors determine not to proceed with the Transaction?	14
What are the federal income tax consequences of the Transaction to me?	14
Should I send in my certificates now?	14
What is the total cost of the Transaction to the Company?	14
Am I entitled to appraisal rights in connection with the Transaction?	14
DISCUSSION AND SPECIAL FACTORS	15
The Transaction	15
Purpose of and Reasons for the Transaction	15
Background of the Transaction	15
Alternatives to the Transaction	19
Issuer Tender Offer	20
Odd-Lot Tender Offer	20
Reverse Stock Split but Maintaining Public Company Status	20
Maintaining the Status Quo	20
Repurchase Pool	20
Effects of the Transaction	21
NASDAQ Capital Market Listing; OTC Pink Open Market	21
Fairness of the Transaction	22
Fairness Opinion of the Financial Advisor	24
Material Federal Income Tax Consequences	31
Tax Consequences to the Company	32
Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Transaction	32
Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Own, or Will Be	32
Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Not Own, or Will	33
Backup Withholding	33
Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons	33
Ownership in the Company	33
Voting and Registration Rights	33
Source of Funds and Expense	34
Regulatory Approvals	34
Litigation	34
Stockholder Approval of the Transaction	35
Effective Date	35
No Appraisal or Dissenters’ Rights	35
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	35
INFORMATION ABOUT THE COMPANY	36
Name and Address	36

WESTELL TECHNOLOGIES, INC.
750 North Commons Drive
Aurora, Illinois 60504
___________

Proxy Statement for the 2020 Annual Meeting of Stockholders
to be held September 29, 2020
___________

General Information
This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc. (“Westell” or the “Company”) of proxies for the Annual Meeting of Stockholders to be held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois 60504, on September 29, 2020, at 10:00 a.m. Central Daylight Time for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement.
As permitted by Securities and Exchange Commission (“SEC”) rules, the Company is making this Proxy Statement and its annual report available to its stockholders electronically via the Internet. On or about August 14, 2020, we expect to mail to our stockholders a Notice containing instructions on how to access this Proxy Statement and our annual report and vote online. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
You may vote at the meeting or you may vote in advance of the meeting via the Internet, by telephone, or, if you request a paper copy of the proxy materials, by using the proxy card that will be enclosed with those materials.  If you intend to use the proxy card, please mark, date and sign it, and then return it promptly in the postage-paid envelope that comes with the card.  If you intend to vote over the telephone or via the Internet, please follow the instructions on the Notice that you receive.  Those instructions are also available at www.proxyvote.com. You may then access these proxy materials and vote your shares over the Internet or by telephone. The Notice contains a control number that you will need to vote your shares over the Internet or by telephone.
The Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (“fiscal year 2020”) accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one at the Internet website listed above or by writing to the Secretary of the Company at the address of the corporate headquarters, 750 North Commons Drive, Aurora, Illinois 60504.
Only holders of record of our Class A Common Stock or Class B Common Stock at the close of business on August 5, 2020 (the“Record Date”) are entitled to vote at the meeting. As of the Record Date, we had outstanding 12,336,792 shares of Class A Common Stock and 3,484,287 shares of Class B Common Stock, and such shares are the only shares entitled to vote at the meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the meeting.

SUMMARY TERM SHEET
The following summary term sheet, together with the Questions and Answers that follow, highlights certain information about the proposed Transaction, but may not contain all of the information that is important to you. For a more complete description of the Transaction, we urge you to carefully read this proxy statement and all of its annexes before you vote. For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below.
The Transaction

•
A Special Committee of the Company’s Board of Directors comprised solely of independent directors (the “Special Committee”) unanimously approved and the Company’s Board of Directors (the “Board of Directors” or the “Board”) has approved amendments to the Company’s certificate of incorporation to effect a 1-for-1,000 reverse stock split of the Company's Class A Common Stock and Class B Common Stock, both with a par value $0.01 per share (collectively referred to herein as the “common stock”) (the “Reverse Stock Split”), followed immediately by a 1,000-for-1 forward stock split of our common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Transaction”), as part of the Company’s plan to terminate the registration of (or “deregister”) the Company’s Class A Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend the Company’s duty to file periodic reports and other information with the SEC under Section 13(a) thereunder, and to delist the Company’s Class A Common Stock from the NASDAQ Capital Market.

•
Stockholders owning fewer than 1,000 shares of Class A Common Stock or Class B Common Stock immediately prior to the effective time of the Reverse Stock Split, whom we refer to as “Cashed Out Stockholders,” will receive $1.48 in cash, without interest, for each share held at the effective time of the Reverse Stock Split (the “effective time”), and they will no longer be stockholders of the Company.

•
Stockholders who own 1,000 or more shares Class A Common Stock or Class B Common Stock immediately prior to the effective time, whom we refer to as “Continuing Stockholders,” will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split that will immediately follow the Reverse Stock Split will convert shares held by the Continuing Stockholders back into the same number of shares of the Company's Class A Common Stock and Class B Common Stock they held immediately before the effective time. As a result, the total number of shares of the Company's Class A Common Stock and Class B Common Stock held by a Continuing Stockholder will not change, but their ownership percentage will increase.

Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless the proposals to approve the Reverse Stock Split and the Forward Stock Split are each approved by stockholders.
See “DISCUSSION AND SPECIAL FACTORS - Effects of the Transaction” beginning on page 21.
Purpose of and Reasons for the Transaction
The primary purpose of the Transaction is to enable the Company to reduce the number of record holders of its Class A Common Stock below 300, which is the level at which SEC public reporting is required, and to eliminate the expenses and time associated with being a public company. After the Transaction, we intend to cease registration of our Class A Common Stock under the Exchange Act. As a result, effective on and following the termination of the registration of our Class A Common Stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and those required by the listing standards of a national stock exchange. Our Class A Common Stock also would cease to be listed on the NASDAQ Capital Market and would not be eligible for listing on the New York Stock Exchange or the NASDAQ Stock Market.
The Special Committee and the Board have determined that the costs of being a public reporting company outweigh the benefits thereof and thus, as part of our plans to reduce expenses and goal to ultimately return to profitability, we believe it is no longer in the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers, directors and stockholders who own more than 10% of our outstanding common stock), for us to remain a public reporting company. The Transaction is intended to make the Company a non-SEC reporting company.
See “DISCUSSION AND SPECIAL FACTORS - Purpose of and Reasons for the Transaction” beginning on page 15.
Effects of the Transaction
As a result of the Transaction:

•
We expect to reduce the number of our stockholders of record of our Class A Common Stock below 300 (using the SEC’s method of counting for these purposes), which will allow us to cease the registration of our shares of Class A Common Stock under the Exchange Act. Effective on and following the termination of the registration of our Class A

Common Stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to reporting companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements.

•
We will no longer be subject to the provisions of the Sarbanes-Oxley Act and other requirements applicable to a public company, including those required by the listing standards of a national stock exchange.

•
Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act, or be subject to the prohibitions against retaining short-swing profits in our shares of our common stock. Persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

•
We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use our stock as a form of consideration to acquire other companies.

•
Our shares of Class A Common Stock will no longer be traded on the NASDAQ Capital Market and will not be eligible for listing on the New York Stock Exchange or the NASDAQ Stock Market. Any trading in our Class A Common Stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers choose to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

•
Holders of fewer than 1,000 shares of our Class A Common Stock or Class B Common Stock immediately prior to the effective time of the Reverse Stock Split will receive a cash payment of $1.48, without interest, for each share of common stock they hold, will no longer have any ownership interest in us, and will cease to participate in any of our future earnings and growth.

•
Holders of 1,000 or more shares of Class A Common Stock or Class B Common Stock immediately prior the effective time of the Reverse Stock Split will not receive any payment for their shares and, immediately following the Transaction, will continue to hold the same number of shares as before the Transaction.

•	Restricted Stock Units and Options evidencing rights to purchase shares of our Class A Common Stock would be unaffected by the Transaction.

•
Since our obligation to file periodic and other filings with the SEC will be suspended, Continuing Stockholders will no longer have access to publicly filed audited financial statements, information about executive compensation and other information about us and our business, operations and financial performance. We intend to continue to prepare audited annual financial statements and periodic unaudited financial statements and plan to make available to our stockholders audited annual financial statements through March 31, 2021 and may choose to do so thereafter after first considering the expenses. Nonetheless, Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings as required under Delaware law, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings.

•
Upon the effectiveness of the Transaction, the ownership percentage of our shares of common stock held by our directors and executive officers (see “DISCUSSION AND SPECIAL FACTORS - Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 33) is expected to increase by approximately 13%, as a result of the reduction of the number of shares of Class A Common Stock outstanding. We anticipate that reduction to be approximately 5.3 million shares (or approximately 43% of the shares of our Class A Common Stock currently outstanding). However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of Class A Common Stock by our stockholders prior to the effective time of the Transaction and the number of “street name” shares that are actually cashed out in the Transaction.

See “DISCUSSION AND SPECIAL FACTORS - Effects of the Transaction” beginning on page 21,” “DISCUSSION AND SPECIAL FACTORS - Fairness of the Transaction” beginning on page 22, and “DISCUSSION AND SPECIAL FACTORS - Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 33.
Special Committee and Board of Directors Recommendations Regarding the Transaction
The Board of Directors established the Special Committee to consider whether a transaction of the type contemplated by the Transaction was in the best interests of our stockholders, including our unaffiliated stockholders, and, if so, to develop the specific terms of such transaction for recommendation to the Board of Directors. In that regard, the Special Committee considered the purposes of and certain alternatives to the Transaction (including referencing the past and ongoing Board discussion of alternatives (see “DISCUSSION AND SPECIAL FACTORS -Alternatives to the Transaction” beginning on page 19)), the related advantages and disadvantages to our stockholders of the Transaction, and the fairness of the cash-out price for shares of our common stock both to Cashed Out Stockholders and to Continuing Stockholders.
The Special Committee consists of Mark A. Zorko (chair), Scott C. Chandler, and Cary B. Wood, each of whom has been determined to be independent within the meaning of Rule 4200 of the NASDAQ Marketplace Rules and Rule 10A-3(b) of the Exchange Act. The Special Committee, after considering other advisors, retained an independent fairness opinion provider, Emory & Co., LLC ("Emory"), which has provided the Special Committee and the Board with a fairness opinion as to the cash payment to be paid in the Transaction, a copy of which is attached to this proxy statement as Annex C and also retained an independent legal advisor. No member of the Special Committee received additional compensation for its work on the Special Committee.
The Special Committee determined that the Transaction is in the best interests of, and the price to be paid per fractional share being cashed out is fair to, the Company’s stockholders, including Cashed Out Stockholders and Continuing Stockholders. The Special Committee unanimously recommended the Transaction to the Board on July 6, 2020. On July 6, 2020, the Board determined that the Transaction is fair to, and in the best interests of, the Company’s stockholders, including all unaffiliated stockholders of the Company, and approved the Transaction.
See “DISCUSSION AND SPECIAL FACTORS - Fairness of the Transaction” beginning on page 22 and “DISCUSSION AND SPECIAL FACTORS – Fairness Opinion of the Financial Advisor” beginning on page 24.
Reservation of Rights
The Board of Directors has reserved the right to abandon the proposed Transaction at any time if it believes the Transaction is no longer in the best interests of our stockholders, whether prior to or following the Annual Meeting.
See “DISCUSSION AND SPECIAL FACTORS - Background of the Transaction” beginning on page 15 and “DISCUSSION AND SPECIAL FACTORS - Fairness of the Transaction” beginning on page 22.
Fairness of the Transaction
The Special Committee and the Board considered and reviewed the terms, purpose, alternatives, effects, advantages and disadvantages of the Transaction, and each has determined that the Transaction, taken as a whole, is procedurally and substantively fair to, and in the best interests of, the unaffiliated Cashed Out Stockholders as well as the unaffiliated Continuing Stockholders.
The Special Committee and the Board considered a number of factors in reaching their determinations, including:

•	The fairness opinion prepared by Emory that the $1.48 cash-out price is fair from a financial point of view to unaffiliated stockholders;

•
The limited trading volume and liquidity of our shares of Class A Common Stock and the effect of this Transaction enables our smallest stockholders, who represent a disproportionately large number of our record holders, to liquidate their holdings in shares of our common stock and receive a premium over market prices prevailing at the time of our public announcement of the Transaction (approximately a 72% premium over the $0.86 closing price on July 10, 2020, the last trading day before the announcement of the Transaction), without incurring brokerage commissions;

•	The effect of the proposed transaction on the relative voting power of Continuing Stockholders; and

•
That following the Transaction our business and operations are expected to continue substantially as presently conducted and with reduced operating costs as the public reporting costs are no longer necessary.

We have not made any special provision in connection with the Transaction to grant stockholders access to our corporate files or to obtain counsel or appraisal services at our expense nor to add additional voting requirements. The Board determined that these steps were not necessary to ensure the fairness of the Transaction. In particular, the Board determined that such steps would be costly, time consuming and would not provide any meaningful additional benefits. Additionally, the Board believes that this proxy statement, together with our other filings with the SEC, provide adequate information for our stockholders to make an informed decision with respect to the Transaction.
See “DISCUSSION AND SPECIAL FACTORS - Fairness of the Transaction” beginning on page 22 and “DISCUSSION AND SPECIAL FACTORS - Fairness Opinion of the Financial Advisor” beginning on page 24.
Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons
Our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder in the Company, and have relationships that may present conflicts of interest. Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by our directors and executive officers will not change and their ownership percentage is expected to increase by approximately 13% as a result of the reduction of the number of shares of our common stock outstanding by approximately 5.3 million Class A shares.

See “DISCUSSION AND SPECIAL FACTORS - Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 33.
Stockholder Approval of the Transaction
A majority of the outstanding voting power of our Class A Common Stock and Class B Common Stock entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum.
Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the meeting.
Once a quorum has been established, the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, represented in person or by proxy at the meeting is required to approve the amendments to the Charter necessary to effectuate the Transaction.
See “DISCUSSION AND SPECIAL FACTORS - Stockholder Approval of the Transaction” beginning on page 35.
Treatment of Beneficial Holders (Stockholders Holding Shares in “Street Name”)
We intend to treat stockholders holding our Class A Common Stock in “street name” in the same manner as record holders. Prior to the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in “street name,” ask them to provide us with information on how many shares held by beneficial holders will be cashed out, and request that they effect the Transaction for those beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Transaction. Accordingly, if you hold your shares in “street name,” we encourage you to promptly contact your bank, broker or other nominee.
See “DISCUSSION AND SPECIAL FACTORS - Effects of the Transaction” beginning on page 21.
Effectiveness of the Transaction
We anticipate that the Transaction will be effected as soon as practicable after the date of the Annual Meeting, although the Board has reserved the right not to proceed with the Transaction if it believes it is no longer in the best interests of the Company’s stockholders and will coordinate matters and filings with the NASDAQ Capital Market. Following the effective date of the Transaction, transmittal materials will be sent to those stockholders entitled to a cash payment that will describe how to turn in their stock certificates, if applicable, and receive the cash payments. Those stockholders entitled to a cash payment should not turn in their stock certificates at this time.
See “DISCUSSION AND SPECIAL FACTORS - Effective Date” on page 35.
Financing for the Transaction
Based on information dated June 1, 2020 that we have received from our transfer agent, Broadridge Financial Solutions, Inc (“Broadridge”), we estimate that the total funds required to pay the consideration to Cashed Out Stockholders and other costs of the Transaction will be approximately $8.1 million. This total amount could be larger or smaller depending on, among other things, the number of shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders, or an increase in the costs and expenses of the Transaction.
We intend that payments to Cashed Out Stockholders and the costs of the Transaction will be paid from cash on hand.
See “DISCUSSION AND SPECIAL FACTORS -Source of Funds and Expenses” beginning on page 34.
Determination of Stockholders of Record
In determining whether the number of our stockholders of record of our Class A Common Stock is below 300 for regulatory purposes, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of shares. Based on information available to us, as of June 1, 2020 the Company estimates there were approximately 637 holders of record of our shares of Class A Common Stock (with 549 registered and 88 through the Depository Trust Company (“DTC”)).
See “DISCUSSION AND SPECIAL FACTORS - Effects of the Transaction” beginning on page 21.

Recent Market Prices of the Company’s Common Stock
The closing prices of our Class A Common Stock on July 9, 2020, the last trading day before the public announcement of the approval of the Transaction by the Special Committee and the Board, and on the Record Date, were $0.87 per share and $1.00 per share, respectively.
See “Information About the Company - Market Price of Common Stock” beginning on page 36.
No Appraisal or Dissenters’ Rights
Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Transaction.
Material Federal Income Tax Consequences
Generally, a Cashed Out Stockholder who receives cash for their shares as a result of the Transaction will recognize a capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for their shares as a result of the Transaction generally will not recognize any gain or loss for United States federal income tax purposes.
See “DISCUSSION AND SPECIAL FACTORS - Material Federal Income Tax Consequences” beginning on page 31.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
At the Annual Meeting, seven (7) directors are to be elected to hold office for terms expiring at the next annual meeting of stockholders. Our Bylaws provide that not less than six nor more than 10 directors shall constitute the Board of Directors.
The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve. If the Transaction is consummated, as described later in this Proxy Statement, the Board intends to revisit whether a non-reporting public company requires seven (7) directors and will evaluate the best Board size after seeing the actual needs of the Board after the Transaction. It is intended that the proxies will be voted for the election of the nominees listed below. In the unforeseen event that any such nominee is unable to serve, proxies may be voted for another nominee designated by the Board of Directors.
Nominees for Election for Terms Expiring at the 2021 Annual Meeting
The following table sets forth certain information with respect to the nominees, all of whom are current members of the Board of Directors.

Name	Age	Principal Occupation and Other Information

Kirk R. Brannock	62
Kirk R. Brannock has served as Chairman of Westell's Board of Directors since September 2017. He served as Interim President and Chief Executive Officer at Westell from November 2017 through May 2018 after serving in that capacity from October 2016 through July 2017. Previously Mr. Brannock served as a member of Westell’s Board of Directors from February 2011 to September 2014. He retired in 2010 from his position as Senior Vice President -Ethernet Deployment at AT&T, a leading provider of voice, video, data and broadband delivery services, after a career spanning more than 30 years. Previously Mr. Brannock served in leadership positions at AT&T, Ameritech and SBC, including Senior Vice President - AT&T National Installation & Maintenance and President - SBC/Ameritech Midwest Network Services. Mr. Brannock holds a Bachelor of Arts in Business Administration from Michigan State University and is currently a Board Member and Board President for a Marriott International $42 million Cooperative. Mr. Brannock's extensive knowledge of Westell operations and the telecommunications industry along with his other board experience qualify him to serve as the Chairman of the Board.

Scott C. Chandler	59
Scott C. Chandler has served as a Director of the Company since September 2018. Mr. Chandler is the Managing Partner of Franklin Court Partners, LLC, a consulting firm that provides management and financial consulting services, a position he has held since 2002. From 1998 to 2001, Mr. Chandler was Chief Financial Officer and then Senior Vice President for Rhythms Netconnections Inc. (former NASDAQ: RTHM). Mr. Chandler was a member of the senior management team that led this international provider of DSL networking and services prior to the sale of a majority of its assets to MCI Worldcom, now Verizon. From 1996 to 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR Incorporated (former NASDAQ: CCBL), a publicly-traded corporation that, prior to its acquisition in 2007, was a leading supplier of broadband telecommunications equipment. He earned an MBA from the Wharton School of Business at the University of Pennsylvania and a BA from Whitworth University. Mr. Chandler currently serves as a member of the board of directors of PetroShare Corp. (OTCMKTS: PRHR) and several privately-held and non-profit entities and has in the past served as a member of several public company boards, such as Cimetrix Incorporated (OTCMKTS: CMXX), Tollgrade Communications Inc. (NASDAQ: TLGD), and Paradyne Networks Inc. (NASDAQ: PDYN). Mr. Chandler's experience in the cable and telecom industries, his extensive management and financial experience along with his prior board experience qualify him to serve as a member of the Audit, Compensation, and Corporate Governance and Nominating Committees.

Timothy L. Duitsman	58
Timothy L. Duitsman was named as President and CEO in September 2019 after being appointed to the Westell Board of Directors in June 2019. Previously, Mr. Duitsman served as the Senior Vice President of Product Development at Klein Tools, a manufacturer of hand tools, where he was responsible for product development launches, a position he held since 2012. Mr. Duitsman initially joined Klein Tool in 2009 as the Vice President of Engineering. Prior to Klein Tools, Mr. Duitsman served as Vice President of Research and Development at Intermatic, from 2004 to 2008, where he increased sales of new industrial products. Previously, Mr. Duitsman served in various engineering and leadership roles at Westell. Mr. Duitsman earned an MBA from Northwestern University Kellogg School of Management, as well as MS and BS degrees in Mechanical Engineering from the University of Illinois at Chicago and the University of Illinois at Champaign-Urbana, respectively. Mr. Duitsman's technical and leadership experience qualify him to serve on the Board of Directors.

Robert W. Foskett(1)	43
Robert W. Foskett has served as a Director of the Company since September 2009. Mr. Foskett is the Managing Partner and Investment Committee Member of Table Mountain Capital LLC, a private investment company, a position he has served since 2006.  Prior to joining Table Mountain Capital LLC, he served from 2002 to 2006 as a Research Director at L.H. Investments, a private investment company. Mr. Foskett holds an MBA from the University of Denver, Daniels College of Business. Mr. Foskett’s investment experience and education qualify him to serve on the Board of Directors and as a member of the Corporate Governance and Nominating Committee.

Robert C. Penny III(1)	67
Robert C. Penny III has served as a Director of the Company since September 1998. He is the owner of Eastwood Land & Cattle, a private business. Mr. Penny’s years of service as a board member and his knowledge of the Company’s business and technology qualify him to serve as a member of the Board of Directors and as the Chair of the Corporate Governance and Nominating Committee.

Cary B. Wood	53
Cary B. Wood has served as a Director of the Company since March 2017. In December 2019, Mr. Wood rejoined Grede Holdings LLC, a privately held manufacturer of innovative metal components for the automotive, industrial and commercial marketplaces, as Chief Executive Officer and as a Member of its Board of Directors, where he previously held leadership positions between August 2004 and November 2008, including as interim CEO of its predecessor company, Citation Corporation.  He currently serves as the Chairman of the Board of Directors of Duravent Corporation, a privately held venting systems firm, since January 2017. From June 2017 until January 2019, Mr. Wood was President and Chief Executive Officer of Angelica Corporation, a leading provider in the healthcare and medical textile processing and related services. Mr. Wood serves as the Lead Independent Director, Chairman of the Compensation Committee and as a member of the Audit Committee of the Board of Directors of Broadwind Energy (NASDAQ: BWEN), a precision manufacturer of structures, equipment and components for clean energy technology and other specialized applications, since May 2016. Mr. Wood served as Chairman of the Operating Committee and as a member of the Nominating and Corporate Governance Committee of the Board of Directors of Vishay Precision Group, Inc. (NYSE: VPG), an internationally-recognized designer, manufacturer and marketer of resistive foil technology, sensors, and sensor-based systems to niche, industrial applications, from March 2016 to May 2018. Mr. Wood served as President, Chief Executive Officer, and as a member of the Board of Directors of Sparton Corporation (NYSE: SPA), a global manufacturer of complex and regulated electronic services as well as engineering products in the medical, avionics, industrial and defense sectors, from November 2008 until February 2016. Mr. Wood received a Bachelor of Science in Technology from Purdue University, a Master of Science in Industrial Operations from the School of Management at Lawrence Technological University, and an MBA in Finance from Loyola University-Chicago. Mr. Wood’s executive experience and his service on public company boards qualify him to serve on the Board of Directors, as a Chair of the Compensation Committee, and as a member of the Audit Committee.

Mark A. Zorko	68
Mark A. Zorko has served as Director of the Company since January 2017. Mr. Zorko is a principal with executive management and business support services firm Brentwood Advisory Group. In January 2016, Mr. Zorko founded Brentwood 401k, LLC, to provide 401(k) plan advisory services to middle market firms. Mr. Zorko previously chaired the Nominating and Corporate Governance Committee and from 2009 to 2019 served on both the Audit and Compensation Committees of Perma-Pipe International Holdings, Inc. (NASDAQ:PPIH) (formerly MFRI [NASDAQ: MFRI]), a firm in the piping solutions industry. He was the interim Chief Financial Officer at radiation science and services firm Landauer Inc. (NYSE: LDR) from June 2014 until April 2015. Mr. Zorko served as the CFO of Steel Excel, Inc. (NASDAQ: SXCL), a public energy industry firm, from August 2011 until May 2013. He also served as the President and CEO of SXCL's subsidiary Wells Services Ltd. (WSL), a $30-million Steel Excel business, in 2012 and CFO of DGT Holdings (DGTC), a medical imaging firm, from 2006 through 2012. SXCL, WSL and DGTC are all affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company. Mr. Zorko was on the Audit Committee for Opportunity International, a microfinance bank, and was on the Finance Committee for the Alexian Brothers Health System. He received an MBA in IT from the University of Minnesota and a Bachelor of Science in Accounting from The Ohio State University.  After completing his MBA, Mr. Zorko began his career as a CPA at Arthur Andersen, and worked his way up via the controllership ranks at Honeywell and Zenith Data Systems in the United States and Europe. He is a Certified Public Accountant and a NACD Board Leadership Fellow and recently earned the NACD’s CERT Certificate in Cybersecurity Oversight. Mr. Zorko's executive experience and his service on public company boards qualify him to serve on the Board of Directors, as the Chair of the Audit Committee, and as a member of the Compensation Committee.

(1)	Mr. Robert W. Foskett is the nephew of Mr. Robert C. Penny III.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE TRANSACTION
Following are some commonly asked questions that may be raised by our stockholders and answers to each of those questions.
Where and when is the Annual Meeting?
The Annual Meeting will be a held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois 60504, on September 29, 2020, at 10:00 a.m. Central Daylight Time. In keeping with federal and local guidelines, we require all persons visiting our office to wear face masks, and attendees are encouraged to bring their own. However, the Company will endeavor to provide a face mask to each attendee who needs one. Social distancing and local and state requirements concerning occupancy will be enforced.
What am I being asked to vote on at the Annual Meeting?
Our stockholders will consider and vote upon proposals to amend our certificate of incorporation to effect a 1-for-1,000 reverse stock split of our shares of the Company's Class A Common Stock and Class B Common Stock, followed immediately by a 1,000-for-1 forward stock split of the Company's Class A Common Stock and Class B Common Stock. Stockholders whose shares are converted into less than one share of our common stock as a result of the Reverse Stock Split (meaning they own fewer than 1,000 shares of the Company's Class A Common Stock or Class B Common Stock immediately prior to the effective time of the Transaction - which is the time that the certificate of amendment to our certificate of incorporation to effect the Reverse Stock Split is filed with the Secretary of State of the State of Delaware) will receive $1.48 in cash, without interest, for each share of the Company's Class A Common Stock and Class B Common Stock held by them immediately before the Reverse Stock Split. Stockholders who own 1,000 or more shares of the Company's Class A Common Stock or Class B Common Stock immediately prior to the effective time of the Transaction will continue to own the same number of shares of the Company's Class A Common Stock or Class B Common Stock after the completion of the Transaction.
Copies of the proposed amendments to the Charter are attached as Annex A and Annex B.
Additionally, stockholders will also consider and vote upon the election of the seven (7) directors nominated by the Board of Directors, the ratification of the appointment of the independent auditors, and the approval of the compensation of the Company’s named executive officers (“NEOs”), on an advisory basis.
Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock as of the close of business on August 5, 2020, which is the Record Date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.
How many shares were outstanding on the Record Date?
At the close of business on the Record Date for the Annual Meeting, there were 12,336,792 shares of Class A Common Stock and 3,484,287 shares of Class B Common Stock outstanding and eligible to vote on the proposals being presented at the Annual
Meeting.
What is a “quorum” for purposes of the Annual Meeting?
A majority of the outstanding voting power of our Class A Common Stock and Class B Common Stock entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum.
What vote is required to approve the proposals?
Once a quorum has been established, the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, represented in person or by proxy at the meeting is required to approve Reverse Stock Split and Forward Stock Split and the amendments to Company’s certificate of incorporation necessary to effectuate the Transaction.
The affirmative vote of the holders of a plurality of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, and represented in person or by proxy at the meeting is required for the election of directors.
The affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, represented in person or by proxy at the meeting is required to ratify the appointment of the independent auditors and to approve the advisory vote on the compensation of the NEOs.
If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on the proposal to ratify the appointment of the independent auditors, which is considered a “routine” matter. However, we believe that the other proposals are “non-routine” and your broker must receive voting instructions from you, as it does not have discretionary voting power for those particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to the Proposal 1,

Proposal No. 2, Proposal No. 3 and Proposal No. 5. Broker “non-votes” will have no effect on the outcome of the election of directors or on Proposal No. 5. Abstentions will have the same effect as votes against Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5, and will have no impact on the election of directors.
How does the Board of Directors recommend that I vote on the proposals?
Following a unanimous recommendation from the Special Committee, the Board of Directors recommends that you vote “FOR” the proposals to approve the Proposals No. 2 and 3 to approve the Transaction. On July 6, 2020, two directors, Messrs. Robert C. Penny III and Robert W. Foskett, abstained with respect to the Board vote on the Transaction. Messrs. Penny and Foskett had participated in the discussions and then abstained in light of their ownership stakes in the Company.
In addition, the Board recommends that you vote “FOR” the nominees for director in Proposal No. 1, as well as “FOR” the ratification of the independent auditors in Proposal No. 4 and “FOR” Say-on-Pay in Proposal No. 5.
Who is soliciting my proxy?
The Board is soliciting proxies to be voted at the Annual Meeting. The Company pays for the cost of solicitation of proxies. Solicitation is made primarily by mail. Some solicitation may be made by regular Company employees, without additional compensation, by telephone, facsimile, or other means of communication, or in-person.
How do I vote?
You may vote your shares via a toll-free telephone number or over the Internet. In addition, if you received proxy materials by mail, sign and date each proxy card you receive and return it in the enclosed envelope prior to the Annual Meeting or attend the meeting and vote in person.
Can I change my vote?
Yes. You may change your proxy instructions at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by taking any of the following actions:

•
Filing a written notice of revocation of any prior delivered proxy or filing a duly executed proxy bearing a later date with our Corporate Secretary, in each case at our principal executive office (750 North Commons Drive, Aurora, Illinois 60504 ); or

•
Attending the Annual Meeting, filing a written notice of revocation of your proxy with our corporate secretary, and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

What does it mean if I get more than one proxy card?
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.
What is the purpose of the Transaction?
The primary purpose of the Transaction is to enable the Company to reduce the number of record holders of its Class A Common Stock below 300, which is the level at which SEC public reporting is required. After the Transaction, we intend to cease registration of our Class A Common Stock under the Exchange Act. As a result, effective on and following the termination of the registration of our Class A Common Stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of a national stock exchange. Our Class A Common Stock also would cease to be listed on the NASDAQ Capital Market and would not be eligible for listing on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.
The reasons for the Transaction include:

•
Eliminating significant ongoing costs and management and employee time and effort associated with filing documents under the Exchange Act with the SEC and eliminating the requirements under the NASDAQ Capital Market rules, including those applicable to directors;

•	Eliminating significant ongoing costs and management and employee time and effort of compliance with the Sarbanes-Oxley Act and related regulations, and other regulatory requirements;

•	Reducing the ongoing costs and management and employee time and effort for our investor relations program;

•	Allowing our management and directors to focus on long-term growth and enhancing the long-term stockholder value without the burdens of being a public company; and

•
Enabling our small stockholders (those holding fewer than 1,000 shares), who represent a large number of our stockholders, to liquidate their holdings in the Company and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

What does the deregistration of our Class A Common Stock mean?
Effective on and following the termination of the registration of our Class A Common Stock under the Exchange Act, we will no longer have to file annual, quarterly and other reports and documents with the SEC, and our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock. Persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. In addition, we will take action to delist our Class A Common Stock from the NASDAQ Capital Market and we will no longer be subject to its rules. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers choose to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
Does the proposed Transaction apply to both classes of Common Stock?
Yes. The Company’s amended and restated certificate of incorporation provides that shares of common stock of either class shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of common stock of both classes are proportionately, on a per share basis, so subdivided or combined. Thus, the proposed reverse and forward stock splits apply to both classes of common stock (i.e. Class A Common Stock and Class B Common Stock). However, because there are only four holders who each individually hold over 1,000 shares of Class B Common Stock, the proposed Transaction is not expected to result in the cash out of any shares of Class B Common Stock.
What is the OTC Pink Open Market?
The OTC Pink Open Market is the lowest tier of the three marketplaces for trading on the OTC securities market, which is a broker platform for trading securities operated the OTC Markets Group Inc. There are no financial standards or disclosure requirements. For more information about the OTC Markets Group, see https://www.otcmarkets.com/. To be traded on the OTC, a broker dealer would need to submit a Form 211 with the Financial Industry Regulation Authority (“FINRA”), and obtain FINRA approval for trading in our Class A Common Stock. If such trading in our common stock were to develop there, we would expect it to occur at the Pink-No Information tier. For more information about the OTC Pink Open Market, see https://www.otcmarkets.com/corporate-services information-for-pink-companies. There can be no assurance that any trading market will emerge following the deregistration and delisting of our Class A Common Stock, or, if it does, how long it might last and at what price.
What will I receive in the Transaction?
If you own fewer than 1,000 shares of our Class A Common Stock or Class B Common Stock immediately prior to the effective time of the Transaction, you will receive $1.48 in cash, without interest, from us for each pre-Reverse Stock Split share that you own. If you own 1,000 shares or more of our Class A Common Stock or Class B Common Stock immediately prior to the effective time of the Transaction, you will not receive any cash payment for your shares in connection with the Transaction and will continue to hold immediately following the Transaction the same number of shares of our Class A Common Stock or Class B Common Stock as you held before the Transaction.
Who is the Filing Person?
The Company is the filing person for purposes of this proxy statement.
What potential conflicts of interest are posed by the Transaction?
Our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder in the Company, and have relationships that may present conflicts of interest. As of August 5, 2020, approximately 4.8% of the issued and outstanding shares of our Class A Common Stock was held by our directors and executive officers, and 100% of the issued and outstanding shares of our Class B Common Stock was held by our directors and executive officers. The shares of Class B Common Stock held by our directors comprise approximately 53% of the voting power of our common stock. The directors and executive officers have each indicated that they intend to vote all of the shares of our common stock held by them (592,222 shares of Class A Common Stock and all shares of Class B Common Stock) “FOR” the Transaction. As a result of this holding, the Transaction is expected to be approved.
Following the Transaction, the equity awards previously granted to participants under the Company’s equity plans will effectively continue in effect.
Our directors and executive officers hold restricted stock units and options to acquire shares of our Class A Common Stock (see “Compensation of Directors” and “Executive Compensation - Outstanding Equity Awards at Fiscal Year-End” in this proxy statement for additional information). These restricted stock units and stock options will remain outstanding after the Reverse

Stock Split. The Transaction will not affect the restricted stock units and stock options as they will remain outstanding after the Transaction.
Upon the effectiveness of the Transaction, the aggregate number of shares of our Class A Common Stock and Class B Common Stock owned by our directors and executive officers will remain the same and the ownership percentage of the shares of our voting stock held by our directors and executive officers is expected to increase by approximately 13% as a result of the reduction of the number of shares of our common stock outstanding.
Why is the Company proposing to carry out a Forward Stock Split following the Reverse Stock Split?
The Forward Stock Split is not necessary for us to reduce the number of holders of record of our shares of common stock and to deregister our shares of Class A Common Stock under the Exchange Act. However, we have determined that it is in the best interests of our stockholders to effect the Forward Stock Split to ease administrative matters and avoid an unusually high stock price after the Transaction, to facilitate trading of the shares held by Continuing Stockholders either in private transactions or potentially on the OTC Pink Open Market, to mitigate any loss of liquidity in our shares of common stock that may result from the Reverse Stock Split and to avoid the administrative burden and cost associated with cashing out fractional shares of Continuing Stockholders.
What if I hold fewer than 1,000 shares of common stock and hold all of my shares in “street name”?
If you hold fewer than 1,000 shares of our Class A Common Stock in “street name,” your broker, bank or other nominee is considered the stockholder of record with respect to those shares. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of our Class A Common Stock and that it may hold 1,000 or more total shares. Therefore, depending upon their procedures, they may not be obligated to treat the Transaction as affecting beneficial holders’ shares. We intend to treat stockholders holding our Class A Common Stock in street name in the same manner as record holders. Prior to the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our Class A Common Stock in street name, ask them to provide us with information on how many shares held by beneficial holders will be cashed out, and request that they effect the Transaction for those beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Transaction. Accordingly, if you hold your shares of Class A Common Stock in street name, we encourage you to promptly contact your bank, broker or other nominee.
What happens if I own a total of 1,000 or more shares of Class A Common Stock beneficially, but I hold fewer than 1,000 shares of record in my name and fewer than 1,000 shares with my broker in street name?
We may not have the information to compare your holdings in two or more different brokerage firms. As a result, if you hold more than the minimum number of shares, you may nevertheless have your shares cashed out if you hold them in a combination of accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Transaction, we recommend that you combine your holdings in one brokerage account or become a record holder prior to the effective time of the Transaction. You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold more than the minimum number of shares in any one account. To determine the Transaction’s effect on any shares you hold in street name (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.
If I own fewer than 1,000 shares of common stock, is there any way I can continue to be a stockholder of the Company after the Transaction?
If you own fewer than 1,000 shares of our Class A Common Stock before the Transaction, the only way you can continue to be a stockholder of the Company after the Transaction is to purchase, prior to the effective time of the Transaction, sufficient additional shares to cause you to own a minimum of 1,000 shares of Class A Common Stock at the effective time of the Transaction. However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to purchase sufficient shares to achieve or exceed the required 1,000 shares. In this instance, you would no longer remain a stockholder after the effective time of the Transaction.
Is there anything I can do if I own 1,000 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?
If you own 1,000 or more shares of our common stock before the Transaction, you can only receive cash for all of your shares if, prior to the effective time of the Transaction, you reduce your stock ownership to fewer than 1,000 shares by selling or otherwise transferring shares. However, we cannot assure you that any purchaser for your shares will be available.
Could the Transaction not happen?
Yes. The Transaction cannot occur without the requisite approval of the stockholders at the Annual Meeting or if the Board decides not to proceed, even after getting stockholder approval.

What will happen if the Transaction is approved by the Company’s stockholders?
Assuming that we have fewer than 300 record holders of our Class A Common Stock after the Transaction, we expect to file applicable forms with the SEC to deregister our shares of Class A Common Stock under the federal securities laws and to delist our shares from the NASDAQ Capital Market. Upon the effectiveness of those filings, the Company would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies and NASDAQ Capital Market rules applicable to listed companies. We will also no longer be subject to the provisions of the Sarbanes-Oxley Act and other regulations applicable to public reporting companies. In addition, Cashed Out Stockholders will no longer have a continuing interest as stockholders of the Company and will not share in any future increase in the value of the Company. Our Class A Common Stock also would cease to be listed on the NASDAQ Capital Market and would not be eligible for listing on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market. Any trading in our Class A Common Stock after the Transaction and deregistration under the Exchange Act will occur only in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers choose to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.
What will happen if the Transaction is not approved?
If the Transaction is not approved, the Company would continue to be subject to the reporting requirements under the Exchange Act, and to other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and the listing standards of a national stock exchange. Our Class A Common Stock also would continue to be listed on the NASDAQ Capital Market, another stock exchange or the OTC. If the Transaction is not approved or does not occur, we expect to continue to operate our business as presently conducted.
If the Transaction is approved by the stockholders, can the Board of Directors determine to not proceed with the Transaction?
If the Transaction is approved by the stockholders, the Board of Directors may determine not to proceed with the Transaction if they believe that proceeding with the Transaction is not in the best interests of the stockholders. If the Board of Directors determines to not proceed with the Transaction, we expect to continue to operate our business as presently conducted.
What are the federal income tax consequences of the Transaction to me?
If you are not subject to any special rules that may be applicable to you under federal tax laws, then generally, a Cashed Out Stockholder that receives cash for their shares as a result of the Transaction will recognize a capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for their shares as a result of the Transaction will not recognize any gain or loss for United States federal income tax purposes. We are not providing any tax advice and urge you to consult with your personal tax advisor with regard to the tax consequences to you of the Transaction.
Should I send in my certificates now?
No. After the Transaction is completed, we will send instructions on how to receive any cash payment to which you may be entitled.
What is the total cost of the Transaction to the Company?
Since we do not know how many record and beneficial holders of our common stock will be Cashed Out Stockholders, we do not know the exact cost of the Transaction. However, based on information that we have received as of June 1, 2020 from our transfer agent, Broadridge, with regard to the size of holdings of those stockholders who may hold shares in “street name,” as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $8.1 million. This amount includes approximately $7.8 million needed to cash out fractional shares, and approximately $300,000 of legal, accounting, and financial advisory fees and other costs to effect the Transaction. The actual amounts paid for costs and the cash out of fractional shares will likely vary. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our Class A Common Stock and Class B Common Stock of the Company by our stockholders.
Am I entitled to appraisal rights in connection with the Transaction?
No. Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Transaction.

DISCUSSION AND SPECIAL FACTORS
The Transaction
A Special Committee of the Company’s Board of Directors comprised solely of independent directors (the “Special Committee”) has unanimously approved and the Company’s Board of Directors (the “Board of Directors” or the “Board”) has approved amendments to the Company’s certificate of incorporation to effect a 1-for-1,000 reverse stock split of the Company's Class A Common Stock and Class B Common Stock, both with a par value $0.01 per share (collectively referred to herein as the “common stock”) (the “Reverse Stock Split”), followed immediately by a 1,000-for-1 forward stock split of our common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Transaction”), as part of the Company’s plan to terminate the registration of (or “deregister”) the Company’s Class A Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend the Company’s duty to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”) under Section 13(a) thereunder, and to delist the Company’s Class A Common Stock from the NASDAQ Capital Market.
Stockholders owning fewer than 1,000 shares immediately prior to the effective time of the Reverse Stock Split, whom we refer to as “Cashed Out Stockholders,” will receive $1.48 in cash, without interest, for each share held at the effective time of the Reverse Stock Split (the “effective time”), and they will no longer be stockholders of the Company.
Stockholders who own 1,000 or more shares immediately prior to the effective time, whom we refer to as “Continuing Stockholders,” will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of the Company's Class A Common Stock and Class B Common Stock they held immediately before the effective time. As a result, the total number of shares of the Company's Class A Common Stock and Class B Common Stock by a Continuing Stockholder will not change.
Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless the proposals to approve the Reverse Stock Split and the Forward Stock Split are each approved by stockholders. Even if the proposals are approved by our stockholders, the Board may still determine that it is not in the best interests of the Company to proceed with the Transaction.
Purpose of and Reasons for the Transaction
The primary purpose of the Transaction is to enable the Company to reduce the number of record holders of its Class A Common Stock below 300, which is the level at which SEC public reporting is required. After the Transaction, we intend to cease registration of our Class A Common Stock under the Exchange Act. As a result, effective on and following the termination of the registration of our Class A Common Stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or other requirements applicable to a public company, including requirements under the Sarbanes-Oxley Act and those required by the listing standards of a national stock exchange. Our Class A Common Stock also would cease to be listed on the NASDAQ Capital Market and would not be eligible for listing on the New York Stock Exchange or the NASDAQ Stock Market.
The Special Committee and the Board have determined that the costs of being a public reporting company outweigh the benefits thereof and, thus, it is no longer in the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers, directors and stockholders who own more than 10% of our outstanding common stock), for us to remain a public reporting company. The Transaction is intended to eliminate the SEC reporting requirements associated with being a public reporting company.
Background of the Transaction
Our principal reasons for proposing the Transaction are the following:

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The Company currently realizes very few of the traditional benefits of public company status. For example, as a public reporting and NASDAQ-listed company, we expected to be able to leverage our public company equity to raise capital and pursue acquisitions to help grow our business and expand our operations. However, due to the consistently low-volume and erratic trading of our Class A Common Stock, we have not raised capital from the public markets in over a decade, nor have we effectively used our common stock as deal consideration or otherwise attracted interest from institutional investors or market analysts. Further, liquidity for holders of our Class A Common Stock has been limited on the NASDAQ Stock Market. Despite the lack of benefits, we incur all of the significant annual expenses and indirect costs associated with being a public company.

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The annual cost savings we expect to realize as a result of the termination of the registration of our shares of Class A Common Stock under the Exchange Act and the delisting of our Class A Common Stock from the NASDAQ Capital Market, including ongoing expenses for compliance with the Sarbanes-Oxley Act, NASDAQ listing fees, and other accounting, legal, printing, D&O insurance, staffing, Board and other miscellaneous costs associated with being a publicly traded company, are approximately $900,000 per year. Following the Transaction, we intend to continue to have our financial statements audited by a public accounting firm, and we plan to make such annual financial statements available to our stockholders through March 31, 2021, and have not decided at this time whether to do so thereafter.

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The reduction in time spent by our management and employees preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications, is expected to enable them to focus more on managing the Company’s business and growing stockholder value. Our management will be able to focus more on long-term growth without an undue emphasis on short-term financial results. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

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Our small stockholders (those holding fewer than 1,000 shares), who represent a large number of our stockholders, will have the ability to liquidate their holdings in us and receive a significant premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

The Board of Directors and management believe the Company’s revenue, scale of operations and profitability are too small to attract interest from institutional investors or market analysts, and therefore have been an obstacle to enhancing stockholder value. In response, the Company has actively pursued for several years initiatives to increase its scale and profitability. The Company pursued acquisitions to gain size; however, those acquisitions would not have been accretive and were deemed too expensive, so the Company ceased its efforts. There have also been internal efforts to increase size through organic growth, including new product development. However, given the Board’s view of the extent of increased scale and profitability needed to enhance stockholder value, it is unlikely that Westell will be able to grow fast enough to attract significant institutional investors and market analysts in the next several years.
Therefore, after years of persistent effort, we have concluded that our status as a public reporting and NASDAQ-listed company is not an advantage to the Company and/or its stockholders, nor do we expect it ever will be. Rather, our Board has concluded that the Company realizes very few of the traditional benefits of such status, yet incurs all of the significant annual expenses and indirect costs associated with being a public reporting and NASDAQ-listed company. For perspective, consider that management has estimated the average direct costs of being public are approximately $900,000 annually, which is a significant operating expense for a company of our size. Eliminating this annual expense has the potential to move the Company closer to profitability and management believes this step is necessary to be able to achieve profitability in the near future. Without these public company costs, in the view of the Board, the Company would be stronger and better able to potentially enhance stockholder value over the long-term.
Based on the foregoing and as further described in this proxy statement, the Special Committee and our Board has determined that the Transaction is in the best interests of all of the Company’s stockholders. Ceasing to be a public reporting company (“going dark”) has the potential to give the Company an ongoing cost structure befitting its current and foreseeable scale of operations and will enable management to have an increased focus on core operations. Pursuant to the Reverse Stock Split, smaller stockholders will have an opportunity to obtain a premium value for their shares via a cash-out of fractional shares and larger stockholders will retain their holdings in the Company, which will no longer be encumbered by the expenses and burdens of a public reporting company. Further, the Special Committee determined that 1-to-1,000 was also the best ratio to allow the Company to go dark and to retain cash reserves to execute on its business plan, given that the Company did not believe it could obtain a commercially reasonable loan while having net losses from operations. Below is a further description of the background to the Transaction.
On March 17, 2020, the Board met and reviewed the background on the NASDAQ maintenance listing standards and discussed strategic alternatives for the Company such as a reverse stock split (if required to maintain compliance with NASDAQ requirements) and a continuation of the current plan of record, going dark, going private, selling the Company and merging with a larger company or other comparable public company. The Board discussed the steps of going private and going dark and reviewed the legal requirements and process. Directors discussed ways to improve stockholder value and weighed the alternatives. The Board has discussed the topic of a going dark transaction in previous years, specifically over the prior three years, but the Board at each occurrence chose to pursue other cost saving methods, including reductions in force and other expense reductions as opposed to proceeding with a going dark transaction. Recently, the Company’s management team had been directed by the Board to find ways to return to profitability. Due to the reduced revenue of $30.0 million for the fiscal year ending March 31, 2020 (down from $88.2 million in revenue during fiscal year 2016) it was difficult for the Company’s management team to identify other meaningful potential cost savings methods to create a path back to profitability. As the Company’s management team reviewed options, they recommended the going dark transaction as the best alternative to reduce expenses of an estimated $900,000 in annual costs in order to accelerate the Company’s return to profitability. Directors discussed the alternatives and suggested holding a special Board meeting in a few weeks to review ways to increase stockholder value and also reduce costs.

On March 27, 2020, we received a notification (the "Notice") from the Listing Qualifications Department of The NASDAQ Stock Market that the bid price for the Company’s Class A Common Stock had closed below the minimum $1.00 per share for 30 consecutive trading days in conflict with the NASDAQ rules for continued listing. At the time, NASDAQ gave the Company 180 calendar days, or until September 23, 2020, to regain compliance. Subsequently, due to extraordinary market conditions resulting from the COVID-19 pandemic, NASDAQ tolled the compliance periods for minimum price through June 30, 2020. On July 28, 2020, the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market indicating that it had regained compliance with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Capital Market under Listing Rule 5500(a)(2). The Company regained compliance with the NASDAQ's requirements when the closing bid price for the Company's Class A Common Stock was at or above $1.00 for ten consecutive days.
On April 6, 2020, a strategic options meeting of the Board of Directors was held to review additional information on the going dark alternative. The Board reviewed the materials including the going dark process, the projected costs of a transaction, the estimated annual cost savings, and the advantages and disadvantages of such a transaction. Management estimated at that time the costs of proceeding with the Transaction in the range of $250,000 to $375,000, depending upon the number of advisors the Special Committee decided to retain. The management team estimated the benefits, which could take some time to be achieved at over $900,000 annually. These savings include reduced employee staffing ($250,000), reduced fees for our independent auditor ($170,000), reduced software and SEC filing costs ($50,000), lower director fees after potentially reducing the Board size and/or its compensation at some point ($70,000), Sarbanes Oxley compliance ($50,000), lower D&O insurance costs ($75,000), potentially no longer needing a Compensation Committee consultant ($7,500), lower legal fees ($125,000), elimination of NASDAQ fees ($55,000), lower annual meeting costs and investor relations costs (up to $50,000) and lower press release costs (up to $6,000). Management referenced that the Company officers also spend a considerable amount of time and effort on public reporting and added that this approach means to reduce or eliminate the costs may assist with making the Company profitable.
At this meeting, after discussing the foregoing, the Board determined to establish the Special Committee with the mandate and authority to evaluate and develop the terms of such a going dark transaction proposal, including the appropriate reverse stock split ratio and cash-out value for fractional shares, as well as the other terms of any transaction, and to make a recommendation to the Board at a subsequent meeting. On April 6, 2020, the Board appointed the following three independent and disinterested members to serve on the Special Committee: Directors Mark A. Zorko (chair), Scott C. Chandler, and Cary B. Wood. In connection with its mandate, the Special Committee was subject to no restrictions and was expressly authorized to hire financial and legal advisors as it saw fit.
During April 2020, the Special Committee interviewed three different investment banks to provide it with a fairness opinion regarding the cash-out value to be used for fractional shares in a reverse stock split and to provide related financial advisory services. On April 22, 2020, the Special Committee selected Emory & Co, LLC (“Emory”) to serve as its financial advisor. This decision was based on Emory’s professional reputation, its prior experience with similar “going dark” transactions and the negotiated fee for the services. The Special Committee also engaged Bodman PLC (“Bodman”) to serve as its independent legal counsel. Throughout April, May, and June 2020, Emory conducted due diligence in connection with its valuation analysis of the Company and met with the Special Committee and Bodman to review the due diligence and valuation analysis.
On April 29, 2020, the Special Committee and representatives from Emory and Bodman had a telephonic call to discuss preliminary matters related to a valuation analysis of the Company. During this call, various valuation methodologies were discussed, including historical stock trading prices, comparable company analysis, comparable transaction analysis, a leveraged buyout valuation model and a discounted cash flow analysis based on internal management forecasts. During the Special Committee meeting, management presented information on the Company’s historical federal tax net operating losses which total $137 million and expire beginning in March 2022. Management explained the Internal Revenue Service (“IRS”) tax rules which limit the use of net operating losses if the Company repurchases a certain amount of shares and the Special Committee discussed with management who indicated that a reverse stock split of 1,000 or less is expected to permit the Company to retain the utilization of its net operating losses. The federal net operating losses total approximately $137 million (but are fully reserved and the value of which will depend upon the Company generating taxable income prior to their expiration) and would be a possible asset for the Company and indirectly the continuing stockholders who remain as stockholders in the Company after the proposed Transaction.
On May 6, 2020, the Special Committee had a telephonic call to discuss the initial forecasts and projections provided by management of the Company with representatives from Emory.
On May 13, 2020, the Special Committee held another telephonic meeting with representatives from Emory and Bodman to further discuss (1) Emory’s preliminary financial analysis, (2) the considerations to be taken into account in determining substantive and procedural fairness and (3) a potential going dark transaction timeline.
On May 20, 2020, the Special Committee had a telephonic meeting with representatives from Emory and Bodman to further discuss Emory’s preliminary financial analysis. Bodman also discussed with the Special Committee the fiduciary duties of directors in considering going dark in conjunction with a reverse stock split or otherwise. The Special Committee considered whether to recommend to the Board additional procedural protections, including requested approval of the Transaction by a majority of the minority stockholders of the Company. The Special Committee decided not to add an additional vote because of the generally low voting turnout of the Company’s stockholders over the past several years, noting the current approach and use of the Special Committee and its separate advisors, including the use of Emory to help establish the price.
On May 27, 2020, the Special Committee held a telephonic meeting with representatives of Emory, Bodman and members of management where the Committee reviewed and discussed a five-year forecast provided by the management team, further considered the appropriate reverse stock split ratio and discussed available liquidity for the stockholders that would not be cashed out.
On each of June 4, 2020, June 8, 2020 and June 11, 2020, the Special Committee held additional telephonic meetings with Bodman and Emory, to review and provide feedback on the draft valuation report prepared by Emory, and review the draft fairness opinion.
On June 16, 2020, the Board met to discuss the Special Committee activities and its initial view on whether to proceed, the price and the appropriate size of the split. The Board ratified the Special Committee’s charter at the June 16, 2020 meeting. The Board reviewed the summary and discussed the preference of maintaining the usability of the Company’s historical tax net operating losses, if possible. Emory representatives presented the financial analysis in support of a suggested $1.48 price and explained its analysis. Directors asked questions and asked the Special Committee to finalize matters.
On June 23, 2020, the Special Committee had a telephonic meeting with representatives from Emory and Bodman to review Emory’s financial analysis and discuss the size of the potential transaction. The Special Committee also discussed factors such as (1) the significant cost-savings realized by not being a NASDAQ-listed and public reporting company, both in terms of direct costs and management time and distraction, (2) the perceived lack of benefit to the Company and its stockholders of being public, (3) the history of low stock prices, low volume and volatile trading, and noncompliance with the NASDAQ minimum closing bid price listing standard and (4) the opportunity to provide smaller stockholders liquidity via the cash-out of fractional shares in a reverse stock split and larger stockholders the opportunity to retain their ownership interest in the Company unencumbered by the high costs of being public. In reviewing, the Special Committee considered whether to proceed with a larger reverse stock split to further reduce the number of stockholders. The Special Committee weighed the possibility of using a greater amount of cash reserves and weighed the advantages of providing the $1.48 price to a greater number of stockholders and considered the likely reduced liquidity options associated with no longer being a public reporting company.
On June 23, 2020, the Special Committee concluded that the best approach was to select the 1,000-to-1 ratio and achieve the objective of allowing the Company to go dark, while expecting to preserve the ability to use the Company’s net operating losses for tax purposes depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction and the number of “street name” shares that are actually cashed out in the Transaction.
The Special Committee’s decision in setting the ratio was influenced by the fact that the Company, after completing the Transaction, may, but is not required to, establish a stock repurchase pool for discretionary common stock repurchases if needed or requested by stockholders who desire to sell their stock after the Transaction. The Special Committee concluded that waiting until after the reverse stock split was consummated and the actual cash out of fractional shares completed and then reviewing if liquidity was otherwise available was the better alternative as the repurchase pool could be established when the actual circumstances were then known.
In weighing the advantages and disadvantages, the Special Committee and the Board fully considered and reviewed the terms, purpose, alternatives, effects and disadvantages of the Transaction, and each has determined that the Transaction, taken as a whole, is procedurally and substantively fair to, and in the best interests of, the unaffiliated Cashed Out Stockholders as well as the unaffiliated Continuing Stockholders.
The Special Committee and the Board considered a number of factors in reaching their determinations, including:

•	the fairness opinion prepared by Emory & Co., LLC ("Emory") that the $1.48 cash out price is fair from a financial point of view to unaffiliated stockholders;

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the limited trading volume and liquidity of our shares of Class A Common Stock and the effect of enabling our smallest stockholders, who represent a disproportionately large number of our record holders, to liquidate their holdings in shares of common stock and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions;

•	the small effect of the proposed transaction on the relative voting power of Continuing Stockholders;

•	the likelihood of some trading market in the pink sheets and the ability of the Company to later choose to establish a repurchase pool, if needed or advisable, to meet stockholders’ requests;

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that, after the Transaction, our business and operations are expected to continue substantially as presently conducted and the Company would have available cash to use in its efforts to return to profitability given the unlikelihood of it being able to obtain a loan on commercially reasonable terms; and

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our shares of Class A Common Stock will no longer be traded on the NASDAQ Capital Market and will not be eligible for listing on the New York Stock Exchange or the NASDAQ Stock Market. Any trading in our Class A Common Stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers choose to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

The Special Committee and Board of Directors determined not to condition the approval of the reverse stock split on approval by a majority of unaffiliated stockholders.The Special Committee and the Board did not make any special provision in connection with the Transaction to grant stockholders additional votes, access to our corporate files or to obtain counsel or appraisal services at our expense or require an additional vote. The Board determined that these steps were not necessary to ensure the fairness of the Transaction. In particular, the Board determined that such steps would be costly, time consuming and would not provide any meaningful additional benefits. Additionally, the Board believes that this proxy statement, together with our other filings with the SEC, provide adequate information for our stockholders to make an informed decision with respect to the Transaction.
Based on all the factors that had been considered by the Board of Directors at this and at its other meetings and based on the information considered by and the recommendation of the Special Committee, although not relying upon any one factor but considering all factors as a whole, the Board on July 6, 2020 approved and specifically adopted the recommendations of the Special Committee and all factors that the Special Committee took into account in making its recommendations to the Board of Directors. At the meeting, representatives of Emory reviewed the analysis and explained that while much of the work was completed in June, the analytics were still applicable and noted recent market activity and trading was consistent with the data used by Emory. Emory then delivered its fairness opinion. The Board approved matters with all directors, other than Messrs. Penny and Foskett, approving. Messrs. Penny and Foskett abstained noting their ownership stakes and noted that the voting trust would support this proposed Transaction as a stockholder. Thus, a majority of the non-employee directors approved the Proposed Transaction. The Board of Directors, following the delivery of the fairness opinion by Emory, determined the Transaction would be in the best interests of all of the Company’s stockholders, including the stockholders who would be cashed-out in the Transaction and unaffiliated stockholders who would continue as owners of the Company, and approved the Transaction, including the cash-out price of $1.48 and recommended approval of the Transaction to the stockholders of the Company. The Board also retained the right to withdraw its approval of the Transaction, either before or after the vote of stockholders, if the Board of Directors determined that the deregistration transaction was no longer in the best interests of our stockholders. During the meeting, the Board discussed whether to continue the annual stock awards to directors if the Transaction was consummated and discussed moving to an annual cash retainer in the amount of $30,000 and foregoing equity awards following consummation of the Transaction. The Board directed the Compensation Committee to review and evaluate matters if the Transaction is approved.
After the announcement, the Company received questions and feedback from some of its investors, some of whom requested that the proposed Transaction be modified to a tender offer, and others who requested the Company repurchase their shares at the proposed $1.48 per share Transaction price. The Company also received a non-binding indication of interest to consider an asset purchase at a price equivalent of up to $1.50 per share, less transaction expenses, escrow of some uncertain amount and the potential interested party indicated some existing Company obligations such as real estate leases (with approximately up to $3.9 million in obligations at the time and would vary depending upon the closing date and any interim lease) would not be assumed in any transaction. The Board met on July 17, 2020 to consider these matters. During this meeting, the Board discussed whether to convert to a tender offer or repurchase other interested stockholders’ shares and, ultimately, the Board decided the cash reserves would not be sufficient to permit such and rejected the potential asset purchase of the Company as it offered less value to stockholders than the proposed Transaction price (even if applying to all stockholders). The Board did not quantify the exact value as the interested party did not list all obligations it would not assume but with excluding the lease obligations the price would be less than $1.48 per share.
Alternatives to the Transaction
As described in “DISCUSSION AND SPECIAL FACTORS - Background of the Transaction” above the Company has had a history of discussions with a wide range of industry participants over the years regarding potential strategic transactions. Notwithstanding these efforts, the Company had not been able to generate any significant interest in a viable strategic transaction involving the Company. The prior offers involved offers basically equal to the cash holdings with no value for the operating business or other assets of that Company or involved offers that required financing from parties who were not well capitalized. The Company had also considered mergers with other small public reporting companies in an effort to scale up and leverage economies of scale. Based on its knowledge of industry participants, advice from financial advisors, past outreach and the Company’s current financial performance, the Board believed continuing to search for strategic alternatives for the Company in its current state was not likely to enhance stockholder value at this time. The Board determined to establish the Special Committee with the authority to develop the terms of a going dark proposal, including the appropriate reverse stock split ratio and cash-out value for fractional shares and to make a recommendation to the Board.
Accordingly, as described below, in making their determination that the Transaction is in the best interests of the Company and its stockholders, the Special Committee and the Board considered other methods of effecting a deregistration transaction, such as an issuer tender offer and an odd-lot tender offer, or maintaining public company status, and also considered maintaining the status quo. When considering the various alternatives to the Transaction, the primary focus was the level of assurance that the selected alternative would result in the Company having fewer than 300 record owners of its Class A Common Stock, thus allowing us to achieve our objective, the time frame within which such alternative could reasonably be expected to be achieved, relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions.
Issuer Tender Offer. In this alternative, we would offer to purchase a set number of shares within a specific timetable. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature, and we would have no assurance that enough stockholders would tender all of their shares of our Class A Common Stock to reduce the number of record owners of our Class A Common Stock to fewer than 300. In addition, the rules governing tender offers require equal treatment of all stockholders, including pro rata acceptance of offers from stockholders. The Special Committee and the Board considered that since they could not guarantee or predict with certainty how many shares would be tendered, the possibility existed that such a transaction would not reduce the number of holders of record to below 300, and the estimated costs of this type of transaction potentially could be higher than the costs of the Transaction. As a result of these disadvantages, the Special Committee and the Board determined not to pursue this alternative.
Odd-Lot Tender Offer. Unlike a traditional tender offer, an odd-lot tender offer would offer to purchase the shares of our Class A Common Stock only from those stockholders owning 99 or fewer shares. As of the Record Date, there were approximately 363 holders of record owning 99 or fewer shares of our Class A Common Stock. However, like an issuer tender offer, this method would be voluntary on the part of stockholders, creating uncertainty about sufficient participation. There also could be no assurance that the requisite reduction in the number of stockholders would result. While the time frame for completing an odd-lot tender offer is shorter than for the Transaction and would be less expensive, the Special Committee and the Board decided this alternative would not be preferable to the Transaction because of the lack of assurance that an odd-lot tender offer would produce the intended result.
Reverse Stock Split but Maintaining Public Company Status. Another alternative to meet the NASDAQ maintenance listing standards would be to undertake a reverse stock split with the goal of splitting the shares resulting in a stock price above $1. The Special Committee and Board considered this alternative but believed saving the annual costs by becoming a private company and going dark, in addition to consummating the Transaction, would be in the best interest of the Company and therefore the Special Committee and the Board rejected this alternative.
Maintaining the Status Quo. The Special Committee and the Board also considered maintaining the status quo. In that case, the Company would continue to incur the significant expenses of being an SEC reporting company without enjoying what it believes to be the benefits traditionally associated with SEC reporting company status, including, but not limited to, raising capital in the public markets, stock liquidity, business credibility and the ability to use its common stock as currency for acquisitions. However, the Special Committee and the Board believed that becoming a private company would be in the best interests of the Company’s stockholders due to, among other advantages, the cost and time savings, and rejected this alternative.
After carefully reviewing all of these alternatives, for the reasons discussed above, the Special Committee unanimously recommended, and the Board approved, the Transaction as the most expeditious and economical way of changing our status from that of a reporting company to that of a non-reporting company.
Repurchase Pool
The Company currently has $0.7 million authorized for repurchases and expects that, once the Transaction is completed, the Company may decide to increase the pool to allow an additional source of liquidity for stockholders desiring liquidity. A portion of the pool may be reserved for repurchases from employee stockholders who retire and desire liquidity. The Board has not acted on creating a larger pool and has not currently established factors that the Board would use in setting such reserves, but anticipates reviewing the need after considering the final results of the Transaction and the Board decided to wait and see if a Pink Sheets market is established for the Company’s Class A Common Stock and whether that provides a reasonable source for liquidity, and the desirability of allocating cash reserves to the anticipated repurchase pool, though the Company can provide no assurances that the Board will take such action.

Effects of the Transaction
As a result of the Transaction:

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We expect to reduce the number of our stockholders of record below 300, which will allow us to cease the registration of our shares of Class A Common Stock under the Exchange Act. Effective on and following the termination of the registration of our Class A Common Stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements.

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We will no longer be subject to the provisions of the Sarbanes-Oxley Act and other requirements applicable to a public company, including those required by the listing standards of a national stock exchange.

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Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits in our shares of common stock. Persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

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We will have no ability to access the public capital markets or to use public securities in attracting and retaining executives and other employees, and we will have a decreased ability to use our stock as a form of consideration to acquire other companies.

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Our shares of Class A Common Stock will no longer be traded on the NASDAQ Capital Market and will not be eligible for listing on the New York Stock Exchange or the NASDAQ Stock Market. Any trading in our Class A Common Stock after the Transaction and deregistration under the Exchange Act will occur only in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers choose to make a market for our Class A Common Stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

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Holders of fewer than 1,000 shares of our Class A Common Stock or Class B Common Stock immediately prior to the effective time of the Transaction will receive a cash payment of $1.48, without interest, for each share of Class A Common Stock or Class B Common Stock they hold, will no longer have any ownership interest in us, and will cease to participate in any of our future earnings and growth.

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Holders of 1,000 or more shares of our Class A Common Stock or Class B Common Stock immediately prior the effective time of the Transaction will not receive any payment for their shares and, immediately following the Transaction, will continue to hold the same number of shares as before the Transaction.

•	Restricted Stock Units and Options evidencing rights to purchase shares of our Class A Common Stock would be unaffected by the Transaction.

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Since our obligation to file periodic and other filings with the SEC will be suspended, Continuing Stockholders will no longer have access to publicly filed audited financial statements, information about executive compensation and other information about us and our business, operations and financial performance. We intend to continue to prepare audited annual financial statements and periodic unaudited financial statements and plan to make available to our stockholders audited annual financial statements through March 31, 2021 and may do so thereafter. Continuing Stockholders will have significantly less information about the Company and our business, operations, and financial performance than they have currently. We will continue to hold stockholder meetings, including annual meetings, or to take actions by written consent of our stockholders in lieu of meetings, all as required under Delaware law.

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Upon the effectiveness of the Transaction, the ownership percentage of our shares of common stock held by our directors and executive officers is expected to increase by approximately 13%, as a result of the reduction of the number of shares of common stock outstanding by approximately 5.3 million shares (or approximately 43% of the shares of our Class A Common Stock currently outstanding). However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction and the number of “street name” shares that are actually cashed out in the Transaction.

NASDAQ Capital Market Listing; OTC Pink Open Market
Our Class A Common Stock is currently listed on the NASDAQ Capital Market. To obtain the cost savings we anticipate by no longer preparing and filing annual, periodic and current reports with the SEC, our Class A Common Stock will need to be delisted from the NASDAQ Capital Market. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers chooses to make a market for our common stock there and complies with applicable regulatory requirements.

The OTC Pink Open Market is the lowest tier of the three marketplaces for trading of OTC securities, which is a broker platform for trading securities operated by the OTC Markets Group Inc. There are no financial standards or disclosure requirements. For more information about the OTC Markets Group, see https://www.otcmarkets.com/. To be traded on the OTC, a broker dealer would need to submit a Form 211 with the Financial Industry Regulatory Authority (“FINRA”), and obtain FINRA approval for trading in the common stock. If such trading in our common stock were to develop on the OTC, we would expect it to occur at the Pink-No Information tier. For more information about the Pink Open Market, see https://www.otcmarkets.com/corporate-services information-for-pink-companies.
The OTC Pink Open Market is not a stock exchange and we do not have the ability to list on, or control whether our shares are quoted on the OTC Pink Open Market. The price may be more or less than the current price on the NASDAQ Capital Market. In addition, the spread between the bid and asked prices of our common stock may be wider than on the NASDAQ Capital Market and the liquidity of our shares may be lower. There is no assurance that there will be any OTC Pink Open Market quotations after the Transaction or that, if such quotations begin, they will continue for any length of time.
Fairness of the Transaction
The Special Committee and the Board considered and reviewed the terms, purpose, alternatives, effects and disadvantages of the Transaction, and each has determined that the Transaction, taken as a whole, is procedurally and substantively fair to, and in the best interests of, the unaffiliated Cashed Out Stockholders as well as the unaffiliated Continuing Stockholders.
The Special Committee and the Board considered a number of factors in reaching their determinations, including:

•	The fairness opinion prepared by Emory & Co., LLC ("Emory") that the $1.48 cash out price is fair from a financial point of view to unaffiliated stockholders;

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The limited trading volume and liquidity of our shares of Class A Common Stock and the effect of enabling our smallest stockholders, who represent a disproportionately large number of our record holders, to liquidate their holdings in shares of common stock and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions;

•	The effect of the Transaction on the relative voting power of Continuing Stockholders;

•	The likelihood of some trading market in the pink sheets and the ability of the Company to later choose to establish a repurchase pool, if needed or advisable, to meet stockholders’ requests; and

•	That, after the Transaction, our business and operations are expected to continue substantially as presently conducted.
In weighing the decision, the Special Committee and the Board reviewed the estimated annual costs savings (of approximately $900,000) against the costs of the proposed Transaction (approximately $300,000) and the use of some of the Company’s cash reserves (estimated to be $8.1 million - with $7.8 million slated to be used for the repurchases and the remaining $300,000 for Transaction costs). The Board considered these matters, but could not quantify the other advantages and disadvantages described elsewhere in this proxy statement.
In making its decision to approve the proposed Transaction and establish the $1.48 price per share, the Special Committee and the Board relied on the Emory report and adopted such analysis as part of its approval and decision. The Special Committee and the Board members also utilized their business experience and reviewed the stock trading, and discussed that the goal was to permit a go dark transaction thereby saving the costs associated with public reporting.
We have not made any special provision in connection with the Transaction to grant stockholders access to our corporate files or to obtain counsel or appraisal services at our expense. The Board determined that these steps were not necessary to ensure the fairness of the Transaction. In particular, the Board determined that such steps would be costly, time consuming and would not provide any meaningful additional benefits. Additionally, the Board believes that this proxy statement, together with our other filings with the SEC, provide adequate information for our stockholders to make an informed decision with respect to the Transaction.
We did not retain an unaffiliated representative to act solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the Transaction or preparing a report covering the fairness of the Transaction. As noted previously, the Transaction does not require the separate approval of stockholders unaffiliated with the Company.
In weighing the advantages and disadvantages, the Special Committee and the Board fully considered and reviewed the terms, purpose, alternatives, effects and disadvantages of the Transaction, and each has determined that the Transaction, taken as a whole, is procedurally and substantively fair to, and in the best interests of, the unaffiliated Cashed Out Stockholders as well as the unaffiliated Continuing Stockholders.

The Special Committee and the Board considered a number of factors in reaching their determinations, including:

•	the fairness opinion prepared by Emory & Co., LLC ("Emory") that the $1.48 cash out price is fair from a financial point of view to unaffiliated stockholders;

•
the limited trading volume and liquidity of our shares of Class A Common Stock and the effect of enabling our smallest stockholders, who represent a disproportionately large number of our record holders, to liquidate their holdings in shares of common stock and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions;

•	the small effect of the proposed transaction on the relative voting power of Continuing Stockholders;

•	the likelihood of some trading market in the pink sheets and the ability of the Company to later choose to establish a repurchase pool, if needed or advisable, to meet stockholders’ requests;

•	that, after the Transaction, our business and operations are expected to continue substantially as presently conducted; and

•
our shares of Class A Common Stock will no longer be traded on the NASDAQ Capital Market and will not be eligible for listing on the New York Stock Exchange or the NASDAQ Stock Market. Any trading in our Class A Common Stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales and potentially on the OTC Pink Open Market, if one or more brokers choose to make a market for our common stock there and complies with applicable regulatory requirements; however, there can be no assurances regarding any such trading.

The Special Committee and Board of Directors determined not to condition the approval of the reverse stock split on approval by a majority of unaffiliated stockholders.The Special Committee and the Board did not make any special provision in connection with the Transaction to grant stockholders additional votes, access to our corporate files or to obtain counsel or appraisal services at our expense or require an additional vote. The Board determined that these steps were not necessary to ensure the fairness of the Transaction. In particular, the Board determined that such steps would be costly, time consuming and would not provide any meaningful additional benefits. Additionally, the Board believes that this proxy statement, together with our other filings with the SEC, provide adequate information for our stockholders to make an informed decision with respect to the Transaction.
Company Projections
Set forth below are certain financial projections of the Company. These projections are being included in this proxy statement because they were furnished to Emory and relied upon by Emory, in part, in arriving at its opinion that the consideration payable in the Transaction was fair from a financial point of view to the Company’s stockholders, including Cashed Out Stockholders and Continuing Stockholders.
The financial projections were not prepared with a view toward complying with accounting principles generally accepted in the United States of America (“U.S. GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. The Company’s independent accountants have not compiled, examined, or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the unaudited financial projections. Financial projections of the type summarized below are based on estimates and assumptions that are inherently subject to significant economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company’s control. The financial projections are not fact and should not be relied upon as being indicative of future results which could differ materially from actual performance and results.
The financial projections are subjective in many respects and thus subject to interpretation. While presented with numeric specificity, they are necessarily based on a variety of estimates and assumptions which, though considered reasonable by the Company’s management, may not be realized, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. The financial projections are not indicative of current values or future performance, which may be significantly more favorable or less favorable. The Company cautions that no representations can be made as to the accuracy of these financial projections or to the Company’s ability to achieve the projected results. Some assumptions inevitably will not materialize. Further, events and circumstances occurring subsequent to the date on which these financial projections were prepared may be different from those assumed or, alternatively, may have been unanticipated and, thus, the occurrence of these events may affect financial results in a material and possibly adverse manner. Furthermore, the financial projections do not necessarily reflect current estimates or assumptions Company management may have about prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared.
Except as otherwise noted, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. The Company does not intend to update or revise any of the financial projections to reflect circumstances existing after the date such projections were prepared or to reflect the occurrence of any particular events. The financial projections are forward-looking statements.
Readers of this proxy are urged to review the Company’s most recent SEC filings for additional information on factors which may cause the Company’s future financial results to materially vary from the unaudited financial projections. In addition, such readers are also urged to review the Company’s most recent SEC filings for a description of the Company’s reported results of operations, financial condition and capital resources during the fiscal year ended March 31, 2020. None of the financial projections should be viewed as a representation by the Company or any of its advisors or representatives that the projections or forecasts reflected therein will be achieved. The inclusion of the financial projections in this proxy statement should not be regarded as an indication that the Company or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future results nor construed as financial guidance, and they should not be relied on as such.

Westell Financial Outlook, $000's	1Q20	2Q20	3Q20	4Q20Pr	1Q21F	2Q21F	3Q21F	4Q21F	FY20Pr	FY21F	FY22F	FY23F	FY24F	FY25F
Revenue	9,002	7,569	7,160	6,226	7,042	8,550	8,284	8,677	29,956	32,553	39,462	42,904	45,491	48,752
Gross Profit	3,257	1,600	2,799	2,061	2,473	3,293	3,242	3,179	9,717	12,187	14,582	15,869	17,128	18,665
Opex	5,018	4,776	3,739	3,457	4,055	3,990	3,598	3,783	16,989	15,426	15,049	15,264	15,424	15,735
Operating Profit, Non-GAAP	(1,761)	(3,176)	(940)	(1,396)	(1,582)	(697)	(356)	(604)	(7,273)	(3,240)	(467)	605	1,704	2,930
Adjusted EBITDA, Non-GAAP	(1,619)	(2,993)	(762)	(1,231)	(1,413)	(529)	(204)	(458)	(6,605)	(2,603)	113	1,226	2,383	3,414
Net Working Capital, excluding Cash and Debt	10,176	7,662	6,701	6,852	6,916	8,451	7,021	7,091	6,852	7,091	8,768	9,374	10,225	11,170
Share Repurchases	(173)	(16)	(2)	(1)	(100)	(5,045)	(2)	0	(192)	(5,147)	(147)	(147)	(147)	(147)
Cash Flow	(1,380)	(2,360)	273	(1,121)	(8)	(7,576)	1,132	(887)	(4,588)	(7,339)	(1,926)	245	1,152	2,085
Cash Balance	24,077	21,716	21,990	20,869	20,861	13,285	14,417	13,530	20,869	13,530	11,604	11,849	13,001	15,085
Standard Margin	61.1%	62.7%	57.0%	60.1%	56.9%	56.7%	57.6%	55.0%	60.3%	56.5%	53.0%	52.1%	52.2%	52.2%
Gross Margin	36.2%	21.1%	39.1%	33.1%	35.1%	38.5%	39.1%	36.6%	32.4%	37.4%	37.0%	37.0%	37.7%	38.3%
Non-GAAP Operating Margin	-19.6%	-42.0%	-13.1%	-22.4%	-22.5%	-8.1%	-4.3%	-7.0%	-24.3%	-10.0%	-1.2%	1.4%	3.7%	6.0%
Non-GAAP EPS	$ (0.10)	$ (0.20)	$ (0.05)	$ (0.09)	$ (0.10)	$ (0.05)	$ 0.09	$ (0.06)	$ (0.44)	$ (0.15)	$ (0.05)	$ 0.05	$ 0.14	$ 0.24

Key Assumptions

- P&L for Fiscal Year 2021 (FY21) is based on the budget dated March 11, 2020 updated for CoronaVirus implications and modestly positive early 1Q21 sales trends.
- Product standard margins reflect trends and management's best estimates.
- Non-materials COGS costs (Other Direct COGS and COGS Overhead) match budget for 2020 and grow thereafter at 50% and 30% of the rate of revenue growth, respectively.
- E&O expenses is $600k in FY21, matching the budget, and 1.5% (historical average) of revenue annually thereafter.
- The PPP loan of $1.6M is 80% forgiven in 3Q21.
- Added $52k cost per year for D&O (26% higher, per recent market indications) and $20k per year for unforeseen audit and legal, as a CoronaVirus impact.
- Public company cost savings begin 3Q21 and total $916k annually by FY23. Conflict Minerals $15k savings of removed. Added cost of $15k in FY22 and beyond for stock price valuation.
- Transaction costs are $800k and appear in GAAP Non-recurring expense.
- The Transaction is assumed to retire 5M shares for $5M.
- Net working capital increases $937k in FY21 and ~$1M each in FY22 and FY23.
  - DSO is steady at 62 days, the average for last 5 quarters.
  - Inventory turns tie to historical trends, moving toward 2.77X as excess inventory (estimated at $1M as of 3/31/20) is worked off.
  - Inventory further improves based on no inventory required for Crossfire, avoiding $1.3 M in FY21 vs. standard turns.
  - DPO improves from its recent average of 24 days to 30 days, gaining about 5 days or $0.3M in FY21, based on from 60-day terms for Crossfire.
- Capex is $232k in the FY21B and $200k each year in FY22-25.
- The land sale has been removed.
- No impact for impairments or share repurchase programs.

The above projections are presented on a Non-GAAP basis, which typically include adjustments for the following:

•	stock-based compensation

•	amortization of acquisition related intangibles

•	restructuring expense

•	intangible asset impairments

•	non-recurring transaction costs
EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA, which is Non-GAAP Operating profit less amortization of product licensing rights and depreciation.
The above projections were used by Emory in its analysis including its discounted cash flow analysis and reviewed by the Special Committee and the Board.
Fairness Opinion of the Financial Advisor
Set forth below is a summary of the material financial analyses presented by Emory to the Special Committee in connection with rendering its opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Emory in this regard. Certain of the summaries of financial analyses include information set forth in tabular format. In order to fully understand the financial analyses used by Emory, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The preparation of opinions regarding fairness, from a financial point of view, involve various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and, therefore, such opinions are not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized below, Emory believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all of its analyses and factors, or attempting to ascribe relative weights to some or all of its analyses and factors, could create an incomplete view of the evaluation process underlying the Emory opinion.
No company or transaction used in the analyses described below is identical to the Company or the Transaction. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the Transaction or the public trading or other values of the Company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected acquisition or company data. In addition, in performing such analyses, Emory relied on data and information prepared by several publicly available sources, as well as the Company, any of which may or may not prove to be accurate.
Emory is an investment banking firm that is regularly engaged in the valuation of businesses and their securities, including issuing fairness opinions in connection with mergers and acquisitions, reverse stock splits, employees stock ownership plans, corporate planning and other purposes. Emory has received a non-contingent fee of $70,000, plus reimbursement of out-of-pocket expenses, from the Company relating to its services in providing this opinion and related advisory services. Other than with respect to the Transaction, there are no material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Emory any party to the Transaction. In the last five years, there were no other relationships or payments to Emory.
In addition, the Company has agreed to reimburse Emory for its reasonable and documented out-of-pocket expenses (including attorneys’ fees, expenses and disbursements) incurred in connection with, and to indemnify Emory and related persons against certain liabilities arising out of, its engagement, including liabilities arising under the Federal securities laws. Emory may provide financial or other services to the Company in the future and in connection with any such services Emory may receive compensation.
The preparation of the fairness opinion was a complex process and is not necessarily susceptible to partial analysis or summary description. Nevertheless, the following is a brief summary of the fairness opinion, subject to the assumptions, qualifications, and limitations set forth therein, that the cash consideration to be paid in the Transaction is fair, from a financial point of view, to the Company’s unaffiliated stockholders. The opinion of Emory addresses only the fairness, from a financial point of view, of the cash consideration to be paid in the Transaction to the Company’s unaffiliated stockholders. Emory was not requested to opine as to, and its opinion does not address:

•	The underlying business decision of the Board of Directors, the Special Committee, the Company or its stockholders, or any other party to proceed with or effect the Transaction;

•	The fairness of any portion or aspect of the Transaction not expressly addressed in its opinion;

•
The fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than the Company’s unaffiliated stockholders as set forth in its opinion;

•	The relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage;

•	The tax or legal consequences of the proposed Transaction to either the Company, its stockholders, or any other party;

•	How any stockholder should act or vote, as the case may be, with respect to the Transaction; or

•	The solvency, creditworthiness, or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, or similar matters.
Furthermore, no opinion, counsel, or interpretation was intended with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice.
In connection with its opinion, Emory made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Emory has:

•	Reviewed a draft of this proxy statement;

•
Reviewed and analyzed certain publicly available financial and other data, including the Company’s Annual Reports on Forms 10-K for the three fiscal years ended March 31, 2018 through March 31, 2020 and the Company’s Quarterly Reports on Form 10-Q for the three-month periods ended June 30, 2019; September 30, 2019 and December 31, 2019;

•	Reviewed and analyzed certain historical financial and operating data relating to the Company, prepared and made available to Emory by the management of the Company;

•	Reviewed and analyzed certain non-public projected financial and operating data relating to the Company, prepared and made available to Emory by the management of the Company;

•	Conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook the Company;

•	Reviewed current and historical market prices and trading activity of the Common Stock;

•	Compared certain financial information for the Company with similar information for certain other companies, the securities of which are publicly traded;

•	Reviewed the financial terms, to the extent publicly available, of selected precedent transactions which Emory deemed generally comparable to the Company and the Transaction; and

•	Conducted such other financial studies, analyses, and investigations and considered such other information as Emory deemed appropriate.
In rendering its opinion, Emory relied upon and assumed, without independent verification, the accuracy and completeness of all data, material, and financial, legal, tax, operating and other information (including, without limitation, the financial statements and related notes thereto of the Company) furnished or otherwise made available to them, discussed with them or reviewed by them, and did not assume responsibility for such information. Emory did not assume any responsibility to perform, and did not perform, an independent evaluation, physical inspection, or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and was not furnished with any such valuations or appraisals. Additionally, Emory did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims, or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation or any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. Emory also assumed that the Transaction will be consummated in a timely manner and in accordance with applicable corporate law and the terms described in the draft proxy statement reviewed by it, without any regulatory restrictions, conditions, amendments, or modifications. Emory also assumed in its opinion that the proxy statement will be identical in all material respects to the latest available draft reviewed by Emory; that the Transaction will be consummated in a timely manner and in accordance with the terms set forth in the proxy statement without waiver, modification, or amendment of any material term, condition, or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or on the contemplated benefits of the Transaction.
With respect to the data and discussions relating to the business prospects and financial outlook of the Company, Emory assumed that the financial analyses and forecasts provided to it were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and that the Company will perform substantially in accordance with such financial analyses and forecasts. Emory further relied on the assurances of members of senior management of the Company that they are unaware of any facts that would make such business prospects and financial outlooks incomplete or misleading. Emory’s opinion was necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Emory did not undertake, and is under no obligation, to update, revise, reaffirm, or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.
Emory used the following methodologies to determine its estimate of the Company’s enterprise value of $8.5 million plus excess cash. This is equivalent to an equity value of approximately $24.4 million for the Company.
Emory did not use net book value in its analysis as Emory determined the other market value analytics represented a better way to value the Company and book value was regarded as a generally accepted accounting principle concept and the valuation approach used by Emory was preferable and a more relevant approach.

As of July 6, 2020, Emory recommends a fair value of $1.48 per share for the Class A Common Stock of the Company.
Emory has based their recommendation on the following valuation methodologies:

•	Comparative Stock Analysis - Emory analyzed public companies with similar characteristics to the Company.

◦
Emory performed a Comparative Stock Analysis, wherein Emory compared the Company's financial data, both historical and projected, with similar data available for publicly held companies that were selected for valuation guideline purposes.

◦	Westell and its segments were compared to sixteen publicly traded guideline companies that were considered sufficiently similar to Westell and its segments:

◦	In comparing the Company, Emory arrived at an enterprise value range of $6.0 million to $9.0 million.

•	Comparative Transactions Analysis - Emory analyzed recent transactions involving interests and transactions of similar companies that it independently selected.

◦	Emory determined multiples implied by transactions involving companies with similar characteristics to the Company. These implied multiples were applied to the Company’s relevant financial results.

◦	In comparing the Company to a selection of 31 transactions, Emory arrived at an enterprise value range of $7.5 million to $9.0 million.

In reviewing comparative corporate stock transactions, Emory selected the following transactions:

•	Discounted Cash Flow Analysis - Emory determined the present value of future cash flows based on a weighted average cost of capital (WACC) discount rate that Emory independently determined.

◦	Emory discounted free cash flows for the fiscal year end periods ending March 31, 2021 through 2025 based on projections prepared by management:
1) Based management projections, as adjusted for cost savings of going private.

◦	Using the Discounted Cash Flow Analysis (DCF), Emory determined an enterprise value range of $6.618 million to $8.896 million.
Assumes the Company is sold at the end of fiscal 2025 for a multiple of EBITDA.

•	Market Price Analysis - Emory analyzed the Company’s market price per share and applied an appropriate premium to represent a control value per share. Emory reviewed various sources of premiums.

◦	Based on its analysis, Emory determined that a 50% to 60% premium above the prior 6 months volume weighted average price (VWAP) of $0.87 was appropriate.

◦	This arrives at a control value of between $1.31 per share and $1.39 per share under this method.

◦	This indicates an enterprise value range of between $5.740 million and $7.061 million

•
Adjusted Balance Sheet Analysis - Emory adjusted the balance sheet assets and liabilities to reflect an orderly liquidation of the Company based on discussions with management and Emory’s knowledge and experience.

◦	Emory’s balance sheet analysis results in a range of indicated enterprise values between $4.746 million and $7.479 million.
Emory used the above methodologies to determine a fair value of $1.48 per share for the Class A Common Stock of the Company.
Please see Annex C for the final fairness opinion.
Emory did not use net book value in its analysis as Emory determined the other market value analytics represented a better way to value the Company and book value was regarded as a generally accepted accounting principle concept and the valuation approach used by Emory was preferable and a more relevant approach.
Material Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences of the Transaction to the Company and its stockholders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis. This summary only addresses stockholders who hold their shares of our common stock as a capital asset. This summary does not address any state, local, foreign, or the U.S. federal estate or gift, Medicare net investment income, or alternative minimum tax provisions of the Code. No assurance can be given that possible changes in such United States federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service (“IRS”).
Except as otherwise noted, the federal income tax consequences to stockholders described below is the same for both affiliated stockholders and unaffiliated stockholders. The following summary does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that may be subject to special tax rules, including, without limitation: financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein), holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, certain former citizens or long-term residents of the United States, and persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code.
This summary assumes that you are one of the following:

•	A citizen or resident of the United States;

•	A corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);

•	An estate the income of which is subject to federal income taxation regardless of its sources; or

•
A trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner with respect to the Transaction generally will depend upon the status of the partner and the activities of the partnership. Such partner or partnership is urged to consult its own tax advisor as to the U.S. federal, state, local and foreign income tax consequences of the Transaction.

NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS IN CONNECTION WITH THE TRANSACTION. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.
Tax Consequences to the Company. We believe that the Transaction generally should be treated as a tax-free “recapitalization” for federal income tax purposes in which case the Transaction should have no material federal income tax consequences to the Company. The Company has significant tax assets, in the form of carryforwards of net operating losses and tax credits, which are fully reserved. These assets nonetheless represent potential value to the Company by virtue of their ability to reduce income taxes payable. The Company’s ability to utilize such assets may be limited by transactions such as the Transaction, particularly if ownership changes trigger certain provisions of Internal Revenue Code Section 382 (“IRC 382”). The Company has evaluated its exposure to IRC 382 and believes that the Transaction is not expected to trigger these provisions. However, the Company cannot guarantee that there will be no impact, particularly since it depends on actions of stockholders, who are not within the Company’s control.
Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Transaction. If you receive no cash as a result of the Transaction, but continue to hold our shares of common stock immediately after the Transaction, you will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Transaction will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Transaction, and the holding period in those shares will be the same as immediately prior to the Transaction. Our officers and directors will not receive any cash as a result of the Transaction and will therefore not recognize any taxable gain or loss in the Transaction.
Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Own, or Will Be Considered under the Code to Own, Shares of Common Stock After the Transaction. In some instances, you may be entitled to receive cash in the Transaction for shares of our common stock you hold in one capacity, but continue to hold shares in another capacity. For example, you may own fewer than 1,000 shares in your own name (for which you will receive cash) and own 1,000 or more shares that are held in your brokerage account in “street name.” Alternatively, for federal income tax purposes you may be deemed to own shares held by others. For instance, if you own fewer than 1,000 shares in your own name (for which you will receive cash) and your spouse owns 1,000 or more shares (which will continue to be held following the completion of the Transaction), the shares owned by your spouse will be attributable to you. Furthermore, in determining whether you are considered to continue to hold shares of our common stock, for federal income tax purposes, immediately after the Transaction, you will be treated as owning shares actually or constructively owned by certain family members and entities in which you, or a member of your family, have an interest (such as trusts and estates of which you are beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire). Accordingly, in some instances the shares of common stock you own in another capacity, or which are attributed to you, may remain outstanding.
If you receive cash as a result of the Transaction, but are treated as continuing to own shares of common stock through attribution as described above, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares, provided that the receipt of cash either is “a complete termination of interest,” “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below. Gain or loss must be calculated separately with respect to each block of shares of common stock exchanged in the Transaction.
Complete Termination of Interest. Notwithstanding the continued constructive ownership of shares of Company common stock from certain family members under the attribution rules described above, the receipt of cash may qualify as “a complete termination of interest” if you have no interest in the Company after the Transaction other than as a creditor, you do not acquire any such interest in the next ten years (other than stock acquired by bequest or inheritance), and you file an agreement with the IRS to notify the IRS if you acquire any such interest during such ten-year period. The rules for qualifying for a complete termination of interest despite family attribution of shares are complex and you must rely on your own tax adviser to determine whether or not you are able to meet such requirements.
Not Essentially Equivalent to a Dividend. The receipt of cash is “not essentially equivalent to a dividend” if the reduction in your proportionate interest in us resulting from the Transaction (taking into account for this purpose shares of common stock which you are considered to own under the attribution rules described above) is considered a “meaningful reduction” given your particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.
Substantially Disproportionate Redemption of Stock. The receipt of cash in the Transaction will be a “substantially disproportionate redemption of stock” if (a) immediately after the Transaction you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned by you immediately after the Transaction is less than 80% of the percentage of shares of voting stock owned by you immediately before the Transaction.

For purposes of these percentage ownership tests, you are considered to own common stock owned directly as well as indirectly through the application of the attribution ownership rules described above.
If the receipt of cash in exchange for shares of common stock is treated as capital gain or loss under one or more of these tests, capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Transaction. If you are an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 20%. The deductibility of capital loss is subject to limitations.
If the receipt of cash in exchange for shares of common stock is not treated as capital gain or loss under any of the above tests, it will be treated first as ordinary dividend income to the extent of the your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 20% federal income tax rate on any cash received in the Transaction that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder; (ii) you have held the common stock with respect to which the dividend was received for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.
If you, or a person or entity whose ownership of shares would be attributed to you, will continue to hold common stock immediately after the Transaction, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Transaction, in light of your specific circumstances.
Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Not Own, or Will Not Be Considered under the Code to Own, Shares of Common Stock After the Transaction. If you receive cash as a result of the Transaction and you do not own, and are not considered to own, shares of our common stock immediately after the Transaction, you will recognize a capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares. Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations.
Backup Withholding. If you receive cash as a result of the Transaction, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal and other documentation we will send to you after the Transaction will require you to deliver such information when the common stock certificates are surrendered following the effective time of the Transaction. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your United States federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.
Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons
Our directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder in the Company, and have relationships that may present conflicts of interest. As of August 5, 2020, approximately 55% of the voting rights associated with the issued and outstanding shares of our common stock was held or controlled by our directors and executive officers. Our directors and executive officers have indicated that they intend to vote all of the shares of our common stock held or controlled by them (592,222 shares of Class A Common Stock and 3,484,287 shares of Class B
Common Stock, which have four votes per share) “FOR” the Transaction. This is expected to approve the proposed Transaction.
Our directors and executive officers hold restricted stock units and options to acquire shares of our Class A Common Stock (see “Compensation of Directors” and “Executive Compensation - Outstanding Equity Awards at Fiscal Year-End” in this proxy statement for additional information). These restricted stock units and stock options will remain outstanding after the reverse stock split. The Transaction will not affect the restricted stock units and stock options as they will remain outstanding after the Transaction.
Ownership in the Company. Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned or controlled by our directors and executive officers will remain the same and the ownership percentage of the voting rights associated with common stock held or controlled by our directors and executive officers will increase by approximately 13% as a result of the reduction of the number of shares of our common stock outstanding.
Voting and Registration Rights. As of August 5, 2020, as trustees of a voting trust dated February 23, 1994, as amended (the “Voting Trust”) containing common stock held for the benefit of the Penny family (as defined in the Voting Trust), Robert C.

Penny III, Robert W. Foskett and Patrick J. McDonough, Jr. have the exclusive power to vote over 49% of the votes entitled to be cast by the holders of our common stock. In addition, members of the Penny family who are beneficiaries under this Voting Trust are parties to a stock transfer restriction agreement which prohibits the beneficiaries from transferring any Class B Common Stock or their beneficial interests in the Voting Trust without first offering such Class B Common Stock to the other Penny family members. Certain Penny family members also own or are beneficiaries of trusts that own shares outside of the Voting Trust. As trustees of the Voting Trust and other trusts, Messrs. Penny, Foskett and McDonough, Jr. control over 53% of the stock vote. Consequently, we are effectively under the control of Messrs. Penny, Foskett and McDonough, Jr., as trustees, who can effectively control the election of all of the directors, the Transaction and determine the outcome of most corporate transactions or other matters submitted to the stockholders for approval (including the Transaction).
Robert C. Penny III, Robert W. Foskett and Patrick J. McDonough, Jr., as the Trustees under the Voting Trust, have entered into a Registration Rights Agreement with the Company under which the Trustees have certain rights to require the Company to register the Class A Common Stock into which such shares of Class B Common Stock are convertible for sale under the Securities Act (the "Registration Rights Agreement"). The Registration Rights Agreement grants the Trustees the right to require the Company to file three registration statements on Form S-1 and additional registration statements on Form S-3 covering sales of such shares. In addition, if the Company proposes to register any of its securities for sale under the Securities Act, the Trustees are entitled to notice of such registration and to include their shares in such registration, subject to the right of the participating underwriters to limit the number of shares owned by the Trustees included in such registration. All expenses related to such registration statements, excluding underwriting discounts, will be paid by the Company, and the Company and the Trustees have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
The Company, the trustees and the Voting Trust have agreed to terminate the Registration Rights upon consummation of the Transaction.
Source of Funds and Expenses
Expenses
Based on information dated June 1, 2020 that we have received from our transfer agent, Broadridge, as to holdings of our record holders, and reflecting the distribution of the accounts of our stockholders who hold shares in “street name,” as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $8.1 million, as described below. This amount includes approximately $7.8 million needed to cash out fractional shares (although this amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding at the time of the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders, and the number of “street name” shares that are actually cashed out in the Transaction). In addition, the following approximated legal, accounting, and financial advisory fees and other costs will be incurred by the Company to effect the Transaction:

•	$200,000 estimate for legal expenses (including the Special Committee’s legal expenses)

•	$70,000 for the investment banker’s fairness opinion, of which $70,000 has been paid; and

•	$30,000 for filing, printing, mailing and other miscellaneous fees
The Company is accountable for paying all of the above expenses.
Source of Funds
The Company expects to pay the consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction from the Company’s cash on hand. As of August 10, 2020, the Company had total cash and cash equivalents totaling approximately $21 million and $1.6 million borrowed under the Paycheck Protection Program loans, for which the Company intends to request forgiveness to the extent practicable. None of the proceeds from the Company’s loan under the U.S. Paycheck Protection Program will be used to pay for any part of the proposed Transaction. Instead, the loan proceeds were used to help pay payroll and other permitted expenses.
Regulatory Approvals
The Company is not aware of any material governmental or regulatory approval required for completion of the Reverse Stock Split or the Forward Stock Split, other than compliance with the relevant federal securities laws and Delaware law.
Litigation
There is no ongoing litigation related to the Reverse Stock Split, the Forward Stock Split or the Transaction, nor does the Company have any material litigation.

Stockholder Approval of the Transaction
A majority of the outstanding voting power of our Class A Common Stock and Class B Common Stock entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum.
Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the meeting.
Once a quorum has been established, the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, represented in person or by proxy at the meeting is required to approve the amendments to Company’s certificate of incorporation necessary to effectuate the Transaction.
If your broker holds your shares in its name and does not receive voting instructions from you with respect to Proposal No. 2 and/or Proposal No. 3 related to the Transaction, your broker does not have discretionary voting power for those particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to the Proposal No. 2 and Proposal No. 3. Abstentions will have the same effect as votes against Proposal No. 2 and, Proposal No. 3.
Effective Date
The Transaction will become effective as of the date that the Company amends its certificate of incorporation through the filing of certificates of amendment to the certificate of incorporation with the State of Delaware to effectuate the Reverse Stock Split and the Forward Stock Split. We intend to effect the Transaction as soon as practicable after the Transaction is approved by our stockholders. However, as noted above, our Board may decide not to proceed with the Transaction if it believes refraining from proceeding is in the best interests of the Company and its stockholders. Our common stock acquired by us in connection with the Transaction will be held as treasury shares, retired or restored to the status of authorized but unissued shares. The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of both a notice of removal from listing of our Class A Common Stock from listing on the NASDAQ Capital Market and termination of registration under Section 12(b) of the Exchange Act on Form 25, and a certification and notice of termination of registration on Form 15. The deregistration of our Class A Common Stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25 and the deregistration of our common stock under other provisions of the Exchange Act will become effective 90 days after the filing of the Form 15.
No Appraisal or Dissenters’ Rights
Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against (or abstain from voting on) the Transaction.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2 and PROPOSAL NO. 3 TO FACILITATE THE TRANSACTION.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This proxy statement and the other reports that the Company files with the SEC contain forward-looking statements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are based on management’s current expectations, and generally can be identified by the use of words such as “believes,” “contemplates,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “can,” “will,” “may,” and other similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•
The completion of the Transaction, the delisting of the Company’s Class A Common Stock from the NASDAQ Stock Market, and the termination of the registration of the Company’s Class A Common Stock under the Exchange Act and the suspension of the Company’s SEC reporting requirements;

•	The estimated number of shares of the Company’s Class A Common Stock to be cashed-out in the Transaction;

•
The expected cost to the Company of the Transaction, including the estimated amount to be paid to cash-out the holders of fewer than 1,000 shares of the Company’s common stock immediately prior to the effective time of the Reverse Stock Split and the other related costs of the Transaction;

•	The cost savings that the Company expects to realize following the consummation of the Transaction;

•	The ability of Continuing Stockholders to sell their shares of the Company’s common stock over-the-counter following the Transaction; and

•
The percentage of the outstanding shares of the Company’s common stock owned by the Company’s directors and executive officers and their respective affiliates following the completion of the Transaction.

These forward-looking statements are subject to a number of risks and uncertainties, and future events and actual results could differ materially from those described in, contemplated by, or underlying these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	The occurrence of any event, change, or other circumstances that could give rise to the abandonment of the Transaction;

•
The commencement of any legal proceedings relating to the Transaction or the termination of the registration of the Company’s common stock with the SEC, and the outcome of any such proceedings that may be instituted;

•	The occurrence of any event, change, or other circumstance that could prevent or delay the Company from terminating the registration of its Class A Common Stock under the Exchange Act;

•	The amount of the costs, fees, expenses, and charges that the Company incurs in connection with the Transaction; and

•	The Company’s inability to realize the cost savings and operational benefits it expects to achieve as a result of the Transaction.
For these reasons, you should not place undue reliance on any forward-looking statements included in this proxy statement. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and the Company expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events of circumstances, except as required by law.
Because the Transaction is a “going private” transaction within the meaning of Rule 13E-3 under the Exchange Act, the forward-looking statements contained in this proxy statement made in connection with the Transaction are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.
INFORMATION ABOUT THE COMPANY
Name and Address
The name of the Company is Westell Technologies, Inc., a Delaware corporation. Our principal executive offices are located at 750 North Commons Drive, Aurora, Illinois 60504. Our telephone number is (630) 898-2500.
Market Price of Common Stock
Our Class A Common Stock is quoted on the NASDAQ Capital Market under the symbol “WSTL.” The following table sets forth the high and low sales prices per share of our Class A Common Stock for our two most recent fiscal years as reported on the NASDAQ Capital Market.

	High	Low
Fiscal Year 2021
First Quarter ended June 30, 2020	$1.09	$0.71
Second Quarter ended September 30, 2020 (1)	$1.23	$0.78
Fiscal Year 2020
First Quarter ended June 30, 2019	$2.21	$1.69
Second Quarter ended September 30, 2019	$1.93	$1.31
Third Quarter ended December 31, 2019	$1.38	$0.83
Fourth Quarter ended March 31, 2020	$1.17	$0.61
Fiscal Year 2019
First Quarter ended June 30, 2018	$3.46	$2.74
Second Quarter ended September 30, 2018	$2.97	$2.52
Third Quarter ended December 31, 2018	$2.78	$1.88
Fourth Quarter ended March 31, 2019	$2.32	$1.89
(1) The data is through the date of filing of this proxy statement.
Our Class B Common Stock is not publicly traded.
Dividends
The Company has never declared or paid cash dividends on its Class A Common Stock or Class B Common Stock and does not anticipate paying cash dividends in the foreseeable future.
Stockholders
As of August 5, 2020, there were approximately 550 holders of record of the outstanding shares of Class A Common Stock and four holders of record of Class B Common Stock.

Prior Public Offerings
We have not made an underwritten public offering of our Class A Common Stock for cash during the three years preceding the date of this proxy statement.
The Filing Person
The Company is the filing person for purposes of this proxy statement.
Stock Purchases
The Company has repurchased shares of our common stock in the past two years. In May 2017, the Board of Directors authorized a share repurchase program whereby the Company may repurchase up to an aggregate of $2.0 million of its outstanding Class A Common Stock (the “2017 authorization”). The 2017 authorization also includes the remaining $0.1 million from the August 2011 authorization. There were 426,283 shares of Class A Common Stock repurchased under the 2017 authorization during the fiscal year ended March 31, 2019, at a weighted average purchase price of $2.43 per share. There were no shares repurchased under the 2017 authorization during the fiscal year ended March 31, 2020, nor have there been any shares repurchased from that date until the date of filing this proxy statement. There was approximately $0.7 million remaining for additional share repurchases under the 2017 authorization as of August 5, 2020.
In fiscal years 2020 and 2019, the Company repurchased 93,039 shares and 62,260 shares of Class A Common Stock, respectively, from employees to satisfy the minimum statutory tax withholding obligations on the vesting of restricted stock units and performance-based restricted stock units. These repurchases, which are not included in the authorized share repurchase programs, had a weighted-average purchase price of $2.06 and $3.18, respectively. The Company repurchased 58.922 shares of Class A Common Stock from employees for these purposes during the period from April 1, 2020, until the date of filing of this proxy statement at a weighted average purchase price of $0.7860.
Information regarding repurchases for the two years prior to the date of filing of this proxy statement is set forth below:

		Range of Prices Paid
	No. of Shares Purchased	High	Low	Average Purchase Price
Fiscal Year 2021
First Quarter ended June 30, 2020	55,167	$0.8299	$0.7300	$0.7634
Second Quarter ending September 30, 2020 (1)	3,755	$1.1800	$1.1000	$1.1172
Fiscal Year 2020
First Quarter ended June 30, 2019	80,936	$2.2000	$1.7200	$2.1499
Second Quarter ended September 30, 2019	9,621	$1.8300	$1.4300	$1.5970
Third Quarter ended December 31, 2019	1,626	$0.8750	$0.8750	$0.8750
Fourth Quarter ended March 31, 2020	856	$1.0334	$1.0334	$1.0334
Fiscal Year 2019
First Quarter ended June 30, 2018	133,557	$3.3500	$2.7579	$3.0309
Second Quarter ended September 30, 2018	71,353	$2.8842	$2.5600	$2.8080
Third Quarter ended December 31, 2018	191,796	$2.7815	$1.8825	$2.2561
Fourth Quarter ended March 31, 2019	91,837	$2.3378	$1.9000	$2.1186
(1) The data is through the date of filing of this proxy statement.

Security Ownership of Certain Beneficial Owners and Management
Directors and Executive Officers
The following table sets forth the beneficial ownership (and the percentages of outstanding shares represented by such beneficial ownership) as of June 30, 2020, of (i) each director and nominee for director, (ii) the current and former executive officers named in the “Summary Compensation Table” contained in this proxy statement (the “named executive officers” or “NEOs”) and (iii) all current directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Persons, who have the power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such common stock.

Name	Number of Class A Shares(1)(2)(3)		Number of Class B Shares (3)		Percent of Class A Common Stock(4)	Percent of Class B Common Stock(4)	Percent of Total Voting Power(4)
Kirk R. Brannock	200,354	(5)	—		1.6%	—	*
Scott C. Chandler	38,653		—		*	—	*
Timothy L. Duitsman	52,500		—		*	—	*
Robert W. Foskett	64,634		3,484,287	(6) (7)	*	100.0%	53.3%
Robert C. Penny III	55,884		3,237,878	(7)	*	92.9%	49.5%
Cary B. Wood	45,884		—		*	—	*
Mark A. Zorko	45,884		—		*	—	*
Jeniffer L. Jaynes	32,750		—		*	—	*
Jesse Swartwood	99,429		—		*	—	*
All Current Directors and Executive Officers as a group (9 Persons)	635,972		3,484,287		5.2%	100.0%	55.5%
Former Executive Officers
Alfred S. John	15,513		—		*	—	*
Thomas P. Minichiello	139,049	(8)	—		1.1%	—	*
_________________
* Less than 1%.

(1)
Includes options to purchase shares that are exercisable within 60 days of June 30, 2020, as follows: Ms. Jaynes: 2.500 shares; Mr. Swartwood: 41,250 shares; and all current directors and executive officers as a group: 43,750 shares.

(2)
Includes unvested restricted stock awards where the holder has voting rights but not dispositive rights as follows: Mr. Brannock: 21,014 shares; Mr. Chandler: 21,014 shares; Mr. Foskett: 21,014 shares; Mr. Penny: 21,014 shares; Mr. Wood: 21,014 shares; Mr. Zorko: 21,014 shares; and all current directors and executive officers as a group: 126,084 shares.

(3)
Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis. Holders of Class A Common Stock have one vote per share and holders of Class B Common Stock have four votes per share.

(4)	Percentage of beneficial ownership and voting power is based on 12,329,880 shares of Class A Common Stock and 3,484,287 shares of Class B Common Stock outstanding as of June 30, 2020.

(5)	169,201 shares are held by Revocable Trust.

(6)
Includes 246,409 shares held in trust for the benefit of Mr. Penny’s children for which Mr. Foskett is trustee and has sole voting and dispositive power. Mr. Foskett disclaims beneficial ownership of these shares.

(7)
Includes 3,237,878 shares of Class B Common Stock held in the Voting Trust Agreement dated February 23, 1994, as amended (the “Voting Trust”), among Robert C. Penny III and certain members of the Penny family. Mr. Penny, Mr. Foskett, and Mr. Patrick J. McDonough, Jr. are co-trustees and have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny, Foskett and McDonough each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. For additional information on the Voting Trust, see the Schedule 13D/A filed with the SEC on May 5, 2015. The Voting Trust contains 953,208 shares held for the benefit of Mr. Penny and 120,656 shares held for the benefit of Mr. Foskett. The address for Messrs. Penny, Foskett and McDonough is Robert W. Foskett, 1035 Pearl St. #400, Boulder, Colorado 80302.

(8)	5,000 shares are held by IRA.
Upon the effectiveness of the Transaction, the aggregate number of shares of our Class A Common Stock and Class B Common Stock owned by our directors and executive officers will remain the same and the ownership percentage of the shares of our voting stock held by our directors and executive officers is expected to increase by approximately 13% as a result of the reduction of the number of shares of our common stock outstanding.

Certain Stockholders
The following table sets forth certain information with respect to each person known by us to be the beneficial owner of five percent or more of either class of the Company’s outstanding common stock, other than Messrs. Penny, Foskett and McDonough whose information is set forth above. The content of this table is based upon the most current information contained in Schedules 13D or 13G filings with the SEC, unless more recent information was obtained.

Name and Address of Beneficial Owner	Number of Class A Shares(2)	Number of Class B Shares(2)	Percent of Class A Common Stock	Percent of Class B Common Stock	Percent of Total Voting Power(3)
Renaissance Technologies LLC (1) 800 Third Avenue New York, NY 10022	906,770	—	7.4%	—	3.5%
David C. Hoeft 555 California Street, 40th Floor San Francisco, CA 94104	959,033	—	7.8%	—	3.7%
Silk Investment Advisors 24 Hearthstone Drive Medfield, MA 02052	761,787	—	6.2%	—	2.9%

(1)
In its capacity as an investment manager, the beneficial owner may be deemed to beneficially own the shares of Class A Common Stock listed in the table. The shares listed in the table are held by the beneficial owner for its own account or for the account of its clients.

(2)
Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis. Holders of Class A Common Stock have one vote per share and holders of Class B Common Stock have four votes per share.

(3)	Percentage of beneficial ownership and voting power is based on 12,329,880 shares of Class A Common Stock and 3,484,287 shares of Class B Common Stock outstanding as of June 30, 2020.
FINANCIAL INFORMATION
Summary Historical Financial Information
The following summary of consolidated financial information was derived from our audited consolidated financial statements as of and for each of the years ended March 31, 2020 and 2019. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes. Please see the information set forth below under the captions “Where You Can Find More Information”.

WESTELL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per shares amounts)	March 31, 2020	March 31, 2019
Assets
Current assets:
Cash and cash equivalents	$20,869	$25,457
Accounts receivable (net of allowance of $100 at both March 31, 2020 and 2019)	4,047	6,865
Inventories	6,807	9,801
Prepaid expenses and other current assets	1,298	1,706
Total current assets	33,021	43,829
Non-current assets:
Land, property and equipment, gross	7,987	8,109
Less accumulated depreciation and amortization	(6,911)	(6,811)
Land, property and equipment, net	1,076	1,298
Intangible assets, net	2,728	3,278
Right-of-use assets on operating leases, net	628	—
Other non-current assets	73	492
Total assets	$37,526	$48,897

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,065	$2,313
Accrued expenses	3,136	3,567
Deferred revenue	1,099	1,217
Total current liabilities	5,300	7,097
Deferred revenue non-current	221	444
Other non-current liabilities	344	176
Total liabilities	5,865	7,717
Commitments and contingencies (see Note 7)
Stockholders’ equity:
Class A common stock, par $0.01, Authorized – 109,000,000 shares Outstanding – 12,224,450 and 11,909,979 shares at March 31, 2020 and 2019, respectively	122	119
Class B common stock, par $0.01, Authorized – 25,000,000 shares Issued and outstanding – 3,484,287 shares at both March 31, 2020 and 2019	35	35
Preferred stock, par $0.01, Authorized – 1,000,000 shares Issued and outstanding – none	—	—
Additional paid-in capital	419,630	418,859
Treasury stock at cost – 5,215,453 and 5,122,414 shares at March 31, 2020 and 2019, respectively	(37,326)	(37,135)
Accumulated deficit	(350,800)	(340,698)
Total stockholders’ equity	31,661	41,180
Total liabilities and stockholders’ equity	$37,526	$48,897

WESTELL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)	Fiscal Year Ended March 31,
	2020	2019
Revenue	$29,956	$43,570
Cost of revenue	20,309	25,206
Gross profit	9,647	18,364
Operating expenses
Research and development	5,346	6,790
Sales and marketing	7,592	8,342
General and administrative	4,757	6,699
Intangibles amortization	1,233	3,435
Restructuring	234	—
Long-lived assets impairment	1,007	4,722
Total operating expenses	20,169	29,988
Operating income (loss)	(10,522)	(11,624)
Other income (expense), net	456	626
Income (loss) before income taxes	(10,066)	(10,998)
Income tax (expense) benefit	(36)	(39)
Net income (loss) from continuing operations	(10,102)	(11,037)
Discontinued operations (Note 1):
Income (loss) from discontinued operations, net of tax benefit (expense) of $0 and $0 for fiscal years 2020 and 2019, respectively	—	(345)
Net income (loss)	$(10,102)	$(11,382)

Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.65)	$(0.71)
Basic net income (loss) from discontinued operations	—	(0.02)
Basic net income (loss) per share	$(0.65)	$(0.73)
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.65)	$(0.71)
Diluted net income (loss) from discontinued operations	—	(0.02)
Diluted net income (loss) per share	$(0.65)	$(0.73)
Weighted-average number of shares outstanding:
Basic	15,530	15,517
Effect of dilutive securities: restricted stock, restricted stock units, performance stock units and stock options	—	—
Diluted	15,530	15,517

Pro Forma Consolidated Financial Statements (Unaudited)
The following unaudited pro forma consolidated balance sheet as of March 31, 2020, and the unaudited pro forma consolidated statements of operations for the fiscal year ended March 31, 2020, show the pro forma effects of the Transaction. The historical amounts for the fiscal year ended March 31, 2020, were derived from the Company’s audited consolidated financial statements that were included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020.
The pro forma information below gives effect to the Transaction based on non-recurring expenses incurred and the impact of additional borrowing to effect the Transaction. The Reverse Stock Split assumes that 5,270,000 shares are purchased at a price of $1.48 per share. Pro forma adjustments to the pro forma consolidated balance sheet are computed as if the Transaction had occurred at March 31, 2020, while the pro forma consolidated statements of operations are computed as if the Transaction had occurred at the beginning of the periods.
The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been if the Transaction had occurred as of the dates presented, or of the Company’s financial position or results of operations in the future.
The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying footnotes included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

WESTELL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2020

(In thousands, except share and per shares amounts)	March 31, 2020			March 31, 2020
	(as reported)	Pro Forma Adjustments		(as adjusted)
Assets
Current assets:
Cash and cash equivalents	$20,869	(8,100)	(1)	$12,769
Accounts receivable (net of allowance of $100 at March 31, 2020)	4,047	—		4,047
Inventories	6,807	—		6,807
Prepaid expenses and other current assets	1,298	—		1,298
Total current assets	33,021	(8,100)		24,921
Non-current assets:
Land, property and equipment, gross	7,987	—		7,987
Less accumulated depreciation and amortization	(6,911)	—		(6,911)
Land, property and equipment, net	1,076	—		1,076
Intangible assets, net	2,728	—		2,728
Right-of-use assets on operating leases, net	628	—		628
Other non-current assets	73	—		73
Total assets	$37,526	$(8,100)		$29,426

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,065	—		$1,065
Accrued expenses	3,136	—		3,136
Deferred revenue	1,099	—		1,099
Total current liabilities	5,300	—		5,300
Deferred revenue non-current	221	—		221
Other non-current liabilities	344	—		344
Total liabilities	5,865	—		5,865
Commitments and contingencies (see Note 7)
Stockholders’ equity:
Class A common stock, par $0.01, Authorized – 109,000,000 shares Outstanding – 6,954,450 shares at March 31, 2020	122	(53)	(2)	69
Class B common stock, par $0.01, Authorized – 25,000,000 shares Issued and outstanding – 3,484,287 shares at March 31, 2020	35	—		35
Preferred stock, par $0.01, Authorized – 1,000,000 shares Issued and outstanding – none	—			—
Additional paid-in capital	419,630	(7,747)	(3)	411,883
Treasury stock at cost – 5,215,453 shares at March 31, 2020	(37,326)	—		(37,326)
Accumulated deficit	(350,800)	(300)	(4)	(351,100)
Total stockholders’ equity	31,661	(8,100)		23,561
Total liabilities and stockholders’ equity	$37,526	$(8,100)		$29,426

(1) Represents the impact on the March 31, 2020, historical balance sheet of cash used by the Company for nonrecurring transaction costs associated with the Transaction.
(2) Represents the reduction in par value for the 5.3 million shares repurchased from the Cashed Out Stockholders at $1.48 per share.
(3) Represents the reduction of additional paid in capital for the 5.3 million shares repurchased from the Cashed Out Stockholders at $1.48 per share.
(4) Accumulated deficit is increased by $300,000 for the remaining non-recurring costs and expenses as of March 31, 2020, related to the Transaction. No income tax benefit is assumed; consistent with the Company’s tax position and income tax rate of approximately zero, the pro forma income tax rate is zero.

WESTELL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 31, 2020

(In thousands, except per share amounts)	Fiscal Year Ended March 31,
	2020 (as reported)	Pro Forma Adjustments		2020 (as adjusted)
Revenue	$29,956	$—		$29,956
Cost of revenue	20,309	—		20,309
Gross profit	9,647	—		9,647
Operating expenses
Research and development	5,346	—		5,346
Sales and marketing	7,592	—		7,592
General and administrative	4,757	(900)	(1)	3,857
Intangibles amortization	1,233	—		1,233
Restructuring	234	—		234
Long-lived assets impairment	1,007	—		1,007
Total operating expenses	20,169	(900)		19,269
Operating income (loss)	(10,522)	900		(9,622)
Other income (expense), net	456	(65)	(2)	391
Income (loss) before income taxes	(10,066)	835		(9,231)
Income tax (expense) benefit	(36)	—	(3)	(36)
Net income (loss)	$(10,102)	$835		$(9,267)

Basic net income (loss) per share:	$(0.65)			$(0.90)
Diluted net income (loss) per share:	$(0.65)			$(0.90)
Weighted-average number of shares outstanding:
Basic	15,530	5,270	(4)	10,260
Effect of dilutive securities: restricted stock, restricted stock units, performance stock units and stock options	—			—
Diluted	15,530	5,270	(4)	10,260
(1) Reflects the cost savings estimated to be realized for a full twelve months, after some phasing out of certain expenses, as a result of no longer being a public company. These costs include accounting, legal, filing, printing, and other expenses and are based on historical costs and estimates of the impacts of future actions enabled by the Transaction.
(2) Reduction in interest income based on an approximate average earned interest rate of 0.8% during the 12 months ended March 31, 2020 applied to the estimated average change in the balance of cash and cash equivalents during the first 12 months as a result of the Transaction.
(3) Consistent with the Company’s tax position and income tax rate of approximately zero, the pro forma income tax rate is zero.
(4) Pro forma basic and diluted weighted outstanding shares are adjusted based on the assumed redemption of 5.3 million shares for cash.

PROPOSAL NO. 4:
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Grant Thornton LLP, an independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2021 (“fiscal year 2021”). Grant Thornton has served as the Company’s independent registered public accounting firm since 2016. The Board of Directors and the Audit Committee recommend that stockholders ratify the appointment of Grant Thornton. In making its decision to reappoint Grant Thornton for fiscal year 2021, the Audit Committee considered the qualifications, performance and independence of Grant Thornton and the audit engagement team, the quality of its discussions with Grant Thornton and the fees charged for the services provided. The Board of Directors and the Audit Committee recommend that stockholders ratify the appointment of Grant Thornton. Although we are not required to do so, the Company believes that it is appropriate to request that stockholders ratify the appointment of Grant Thornton as our independent auditors for fiscal year 2021. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. Representatives of Grant Thornton will attend the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to appropriate questions.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2021.

PROPOSAL NO. 5:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to the requirements of the Exchange Act, as amended, the Company is required to submit a proposal to its stockholders for a non-binding advisory vote to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement.
The guiding principles of the Company’s compensation policies and decisions seek to align each executive’s compensation with the Company’s business strategy and the interests of our stockholders while providing incentives to attract, motivate and retain key executives who are important to our long-term success. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with a broad goal of delivering sustained growth in long-term stockholder value. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is performance-based and tied directly to the achievement of defined goals, with short-term and long-term compensation provided in cash and forms of equity. The Compensation Committee has full discretion to reduce final payouts for incentive cash compensation. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in helping us to achieve our strategic goals.
Accordingly, the Board of Directors recommends that stockholders support the compensation of our NEOs as disclosed in the compensation tables and narrative discussion contained in this proxy statement by approving the following advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Although the say-on-pay vote is advisory and not binding, the Board of Directors and the Compensation Committee will consider our stockholders’ perspectives and will evaluate whether any actions are necessary to address those perspectives. Consistent with past preferences expressed by stockholders, we have determined that we should vote on a say-on-pay proposal annually.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE
Board Leadership Structure and Risk Oversight
The Board believes that its collective experience, knowledge of the Company and familiarity with the industries in which the Company operates, among other things, places the Board in the most favorable position to determine the optimal leadership structure for the Company. The Board does not have a formal policy regarding the separation of the roles of the Chairman of the Board and Chief Executive Officer (“CEO”), as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The roles are currently separated, with Kirk R. Brannock serving as the non-executive Chairman of the Board and Timothy L. Duitsman serving as the Company’s President and CEO. In 2017, Mr. Brannock was appointed as the non-executive Chairman of the Board. Mr. Brannock continued in his role of Chairman of the Board while serving as the Company's interim President and CEO from November 2017 through May 2018. In May 2018, the Board of Directors selected a new President and CEO, while Mr. Brannock retained the role of Chairman. While Mr. Brannock served as interim President and CEO, the Board did not appoint a lead independent director given the interim nature of Mr. Brannock's role. The duties of the non-executive Chairman include, among others: chairing meetings of the Board and executive sessions, meeting periodically with the CEO and consulting as necessary with management on current significant issues facing the Company; and facilitating effective communication among the CEO and all members of the Board.
The Board, as a whole and through its committees, has responsibility for the oversight of risk management. The Company’s officers are responsible for the day-to-day management of the material risks faced by the Company, including the identification of risks, assessment of economic consequences and tradeoffs, and plans and processes for management or mitigation of risk, as appropriate. In its oversight role, the Board is responsible for assuring that risk management processes designed and implemented by management are adequate and functioning as designed. The Company strategies for each business unit identify key risks and uncertainties that are reviewed by the Board at least annually, and the Board of Directors receives regular updates from management regarding the status of key risks facing the Company.
In addition to the role of the full Board, committees of the Board each oversee certain aspects of risk management. The Audit Committee oversees risk management related to financial and financial reporting matters, including the Company’s system of internal controls. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance and Nominating Committee is responsible for overseeing risks related to corporate governance matters and the director nomination process.
Board Committees
During fiscal year 2020, the Board of Directors had a standing Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.
The members of the committees since the beginning of fiscal year 2020 are identified in the following table:

Director	Audit	Compensation	Corporate Governance and Nominating
Kirk R. Brannock			(1)
Scott C. Chandler	Member	Member	Member
Timothy L. Duitsman		(2)
Robert W. Foskett			Member
Robert C. Penny III			Chair
Cary B. Wood	Member	Chair
Mark A. Zorko	Chair	Member

(1)
Effective September 11, 2018, Mr. Brannock was appointed as a Member of the Corporate Governance and Nominating Committee. Effective September 12, 2019 Mr. Brannock resigned from the Corporate Governance and Nominating Committee.

(2)
Effective June 18, 2019, Mr. Duitsman was appointed as a Member of the Compensation Committee. Concurrent with this appointment as CEO on September 1, 2019, Mr. Duitsman was no longer deemed an independent director and therefore resigned as a member of the Compensation Committee.

The Board of Directors held nine meetings during fiscal year 2020. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and of meetings of Board committees on which he served in fiscal year 2020. Following the regularly scheduled Board meeting sessions, the non-employee independent directors routinely conduct separate executive sessions. The Board is authorized to directly engage outside consultants and legal counsel to assist and advise them, as needed.

The Audit Committee
The Audit Committee met nine times in fiscal year 2020. The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee has direct responsibility for appointing, compensating, retaining and overseeing the work of any independent auditors. The Committee also is responsible for reviewing the plan and scope of the annual audit, reviewing our audit functions and systems of control, reviewing and pre-approving audit and permissible non-audit services, reporting to the full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. The Board of Directors has determined that Messrs. Chandler, Wood and Zorko are each an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Board of Directors has determined that each current member of the Audit Committee is independent as defined in the NASDAQ listing standards. The Audit Committee charter is available in the corporate governance section under Investors on our website at www.westell.com.
The Compensation Committee
The Compensation Committee met six times in fiscal year 2020. In carrying out the Company’s compensation activities, the Compensation Committee is responsible for, among other things, evaluating and setting the compensation for our CEO. Company management is responsible for recommending to the committee the amount of compensation of our other executive officers. On an annual basis, the Compensation Committee approves executive compensation by evaluating base salary, benefits, annual incentive compensation (the “Incentive Plan”) and long-term equity-based incentives. The Compensation Committee reviews recommendations regarding other executive officers and has the authority to approve or revise such recommendations.  The CEO and other members of management do not participate in deliberations relating to their own compensation.  Under its charter, the Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. For fiscal year 2020, the Compensation Committee reviewed and approved all elements of the compensation packages for each of the Company’s executive officers.
The Compensation Committee has the authority under its charter to hire and pay a fee to consultants and other advisors. As described below in this proxy statement, the services of an independent compensation consultant were used to assist the Compensation Committee in evaluating the Company’s compensation structure and levels and in establishing the Company’s compensation goals and objectives for fiscal year 2020. The Compensation Committee also reviews director compensation with its compensation consultant and has the responsibility for recommending to the Board the level and form of compensation and benefits for directors. The Board of Directors has determined that each of the members, while serving on the Compensation Committee during fiscal year 2020, was independent as defined in the NASDAQ listing standards. The Compensation Committee charter is available in the corporate governance section under Investors on our website at www.westell.com.
The Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee, which met two times in fiscal year 2020, is responsible for developing the criteria and qualifications for membership on the Board, reviewing and making recommendations to the Board as to whether existing directors should stand for re-election, considering, screening and recommending candidates to fill new or open positions on the Board, recommending Director nominees for approval by the Board and the stockholders, recommending Director nominees for each of the Board’s committees, reviewing candidates recommended by stockholders, and conducting appropriate inquiries into the backgrounds and qualifications of possible candidates. The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates. The Corporate Governance and Nominating Committee charter is available in the corporate governance section under Investors on our website at www.westell.com.
Risk Management
Westell management, the Compensation Committee and the Board of Directors view compensation practices as an important element of Enterprise Risk Management.  It is our intention to create incentive structures that reward longer-term, sustainable growth on a profitable basis and that do not encourage inappropriate risk trade-offs and behaviors.  Additionally, we view compensation as an important element in mitigating risks of losing key executives and employees and the concomitant loss of talent and skill required to operate the business.
Director Nominations
The Corporate Governance and Nominating Committee considers many factors when considering candidates for the Board of Directors and strives for the Board to be comprised of Directors who have a variety of complementary experiences and backgrounds and who represent the broad interests of stockholders as a whole.
Important individual factors for Board members and candidates include strength of character, mature judgment, specialized expertise, relevant technical skills, diversity, appropriate education, broad-based business acumen, and a solid understanding of policy setting and strategy assessment. Depending upon the needs of the Board of Directors from time-to-time, certain factors may be weighed more or less heavily by the Corporate Governance and Nominating Committee.
In considering candidates for the Board of Directors, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a recommended nominee. However, the Corporate Governance and Nominating Committee believes that members of the Board of Directors should have high ethical and moral standards, experience and expertise that are relevant to the business, knowledge or interest in our business’ industries and technologies, and sufficient time to devote to Board matters. In addition, the Corporate Governance and Nominating Committee considers independence and whether any candidate has potential conflicts of interest or special interests that could impair his or her ability to effectively represent the interests of all stockholders. In the case of Directors being considered for renomination, the Corporate Governance and Nominating Committee will also take into account the Director’s history of attendance at meetings of the Board of Directors or its committees, the Director’s tenure as a member of the Board of Directors, and the Director’s preparation for and contribution to such meetings. In the case of potential nominees, the Corporate Governance and Nominating Committee also considers the individual committee needs and may evaluate candidates in light of requirements and qualifications applicable to each committee, including SEC, stock exchange and other applicable requirements.
Although there is no formal diversity policy, the Corporate Governance and Nominating Committee also considers the diversity of the candidates, and of the Board of Directors as a whole, based on factors such as business and personal background, and potential contributions to the Board of Directors. The Committee and the Board attempt to ensure that the Board of Directors is comprised of individuals with experience in both complementary and differentiated industries, and representing a variety of disciplines, in order to bring diverse business experience, knowledge and perspectives to the Board of Directors.
Stockholders who wish to suggest qualified candidates should write to the Secretary, Westell Technologies, Inc., 750 North Commons Drive, Aurora, Illinois 60504, specifying the name of any candidates and stating in detail the qualifications of such persons for consideration by the Corporate Governance and Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders must comply with our bylaws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.
Attendance at Annual Stockholder Meetings
The Company expects all Board members to attend the annual meeting of stockholders, but from time to time, other commitments may prevent a Director from attending the meeting. Six (6) directors serving at that time attended the most recent annual meeting of stockholders, which was held on September 17, 2019. Robert C. Penny III was unable to attend due to a medical need which had been addressed.
Director Independence
In general, the Board determines whether a board member is independent by following the corporate governance rules of the NASDAQ Capital Stock Market (“NASDAQ”) and the applicable rules of the SEC. Our Board of Directors has determined that each of Messrs. Chandler, Foskett, Penny, Wood and Zorko are “independent” under the NASDAQ and SEC rules. The Board of Directors no longer considers Mr. Brannock to be independent based upon the NASDAQ interpretation which precludes a director from being independent after serving as interim CEO for more than one (1) year. However, the Board of Directors concludes that this relationship has not interfered with Mr. Brannock’s exercise of independent judgment in carrying out his responsibilities as a director, and is helpful. In making independence determinations, the Board also considered the registration rights with respect to the shares of common stock held in the Voting Trust that we have granted to Robert C. Penny III, Robert W. Foskett, and Patrick J. McDonough, Jr., as Trustees of the Voting Trust. Mr. Duitsman is not currently considered to be independent due to his service as the Company’s President and CEO; however, he was determined to be independent from June 2019 when he joined the Board until his appointment as the Company’s President and CEO in September 2019.
Communications with Directors
The Board of Directors has established a process for stockholders to communicate with members of the Board. If a stockholder has any concern, question or complaint regarding any accounting, auditing or internal controls matters, as well as any issues arising under Westell’s Code of Business Conduct or other matters that he or she wishes to communicate to Westell’s Audit Committee or Board of Directors, the stockholder can reach the Westell Board of Directors by mail at Westell Technologies, Inc., Board of Directors, 750 North Commons Drive, Aurora, Illinois 60504. From time to time, the Board of Directors may change the process that stockholders may communicate to the Board of Directors or its members. Please refer to our website at www.westell.com for any changes in this process.

Executive Officers
The following sets forth certain information with respect to our current executive officers.

Name	Age	Position
Timothy L. Duitsman	58	President and Chief Executive Officer
Jeniffer L. Jaynes	48	Interim Chief Financial Officer, Vice President, Corporate Controller and Secretary
Jesse Swartwood	46	Senior Vice President, Worldwide Sales

Timothy L. Duitsman – Timothy L. Duitsman is a Member of the Board in addition to his role as President and Chief Executive Officer. His biographical information is included under Proposal No.1: Election of Directors.

Jeniffer L. Jaynes – Jeniffer L. Jaynes has served as the Company’s interim Chief Financial Officer since August 24, 2019. Prior to assuming the role of the CFO, she served as the Vice President and Corporate Controller since July 1, 2018, and will continue to serve in these capacities. She previously served as the Company’s Assistant Vice President of Financial Reporting from 2016 until 2018, and as Director of SEC Reporting from 2007 to 2016. Ms. Jaynes initially joined the Company in 1996 and held various accounting positions with the Company through 2000. Prior to rejoining the Company in 2007, Ms. Jaynes served as the Director of SEC Reporting at Infinity Property and Casualty Corporation (NASDAQ: IPCC), and as the Manager of Financial Reporting at Pemco Aviation Group, Inc. (subsequently known as Alabama Aircraft Industries, Inc. (NASDAQ: AAII)). Ms. Jaynes is a Certified Public Accountant and began her career as an auditor with Arthur Andersen LLP.

Jesse Swartwood - Jesse Swartwood joined Westell in 2005, in connection with the acquisition of HyperEdge, a manufacturer of network service access products, as Regional Sales Vice President with responsibility for the AT&T account and assumed the role of Senior Vice President, Worldwide Sales, in September 2016, and became an executive officer effective January 1, 2017. During his tenure at Westell, Mr. Swartwood served in a number of roles including Vice President, North American Sales. From 1996 to 2005, Mr. Swartwood held various positions with increasing responsibility including Director and Vice President of Sales at HyperEdge, a manufacturer of network service access products which was acquired by Westell. Mr. Swartwood earned a Bachelor of Arts in Telecom Management from DeVry University and a Bachelor of Arts in Economics and Management and a Bachelor of Arts in Sociology from Beloit College.

Code of Business Conduct
We have adopted a Code of Business Conduct within the meaning of Item 406(b) of Regulation S-K. This Code of Business Conduct applies to all of our directors, officers (including the principal executive officer, the principal financial officer, principal accounting officer and any person performing similar functions) and employees. A copy of this Code of Business Conduct is available on our website and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting it on our website (www.westell.com) within four business days after the respective dates of any amendments to, or waivers from, our Code of Business Conduct applicable to our principal executive officer, principal financial officer, principal accounting officer and any person performing similar functions. Copies of the Code of Business Conduct will be provided free of charge upon a written request directed to the Secretary of the Company at the address of the principal executive offices.

SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation earned by each of our NEOs for each of the fiscal years listed.

Name & Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Timothy L. Duitsman President and CEO	2020	175,000	(3)	—	211,300	(4)	92,828	—		7,856	486,984
Alfred S. John Former President and CEO	2020	137,308	(5)	—	236,998		—	—		29,859	404,165
	2019	294,231	(6)	—	314,000		144,319	—		21,489	774,039
Jeniffer L. Jaynes Interim CFO, Vice President, Corporate Controller and Secretary	2020	253,962	(7)	—	52,800		—	—		500	307,262
Thomas P. Minichiello Former Senior Vice President, CFO, Treasurer and Secretary	2020	121,154	(8)	—	—		—	—		500	121,654
	2019	300,000		—	38,640		—	11,800	(9)	500	350,940
Jesse Swartwood Senior Vice President, Worldwide Sales	2020	225,000		—	94,275		—	—		500	319,775
	2019	216,346		—	80,500		—	7,260	(9)	500	304,606

(1)
Represents the fair value of the award on the grant date, computed in accordance with ASC 718. A discussion of the assumptions used in calculation of these values may be found in footnote 10 to our audited financial statements of the Company’s 2020 Annual Report on Form 10-K filed with the SEC on June 18, 2020. For awards containing a performance-based vesting condition, the value reported in the table above reflects the grant date probable outcome of the performance condition, which assumes earning 100% of the targeted amount. In fiscal year 2019, Mr. John earned 5,000 shares or 10% of the targeted amount. In fiscal year 2020, no performance-based awards were earned.

(2)
All other compensation consists of Company 401(k) match, and in fiscal year 2019 for Mr. John $20,489 for relocation and temporary housing and in fiscal year 2020 for Mr. John $10,000 for temporary housing and $19,359 for severance which included a lease buy-out. In fiscal year 2020, includes $6,856 of Board fees for Mr. Duitsman, which he received prior to being appointed as the Company’s President and CEO on September 1, 2019.

(3)	Represents Mr. Duitsman’s salary ($300,000 per annum) from his hire date of September 1, 2019 through March 31, 2020.

(4)	Includes $4,300 for a restricted stock award for services as a Director during the period from June 2019 until his appointment as President and CEO on September 1, 2019.

(5)	Represents Mr. John’s salary ($340,000 per annum) from April 1, 2019, through August 23, 2019, his termination date.

(6)	Represents Mr. John’s salary ($340,000 per annum) from his hire date of May 21, 2018, through March 31, 2019.

(7)	Represents Ms. Jaynes’ salary for fiscal year 2020, which temporarily increased to $300,000 in connection with her appointment as Interim Chief Financial Officer effective August 24, 2019.

(8)	Represents Mr. Minichiello’s salary ($300,000 per annum) from April 1, 2019, through August 23, 2019, his termination date.

(9)
The bonus plan is a performance-based plan that provides for cash-based awards tied to the achievement of our quarterly and annual financial objectives. For fiscal 2019, the cash bonus payouts were based on revenue and non-GAAP operating profit results as compared to plan targets. The actual amount paid was 6.6% of the NEO’s target bonus.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below includes certain information with respect to outstanding equity awards held by each of the NEOs as of March 31, 2020. Messrs. John and Minichiello did not own any outstanding equity awards as of March 31, 2020.
.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Timothy L. Duitsman	—	150,000	(2)	1.35	09/01/2026
						100,000	(3)	78,000
						2,500	(4)	1,950
Jeniffer L. Jaynes	1,250	—		4.70	09/18/2022
	1,250	—		4.64	04/01/2023
						3,334	(5)	2,601
						7,667	(6)	5,980
						15,000	(7)	11,700
						15,000	(8)	11,700
Jesse Swartwood	3,750	—		4.70	09/18/2022
	37,500	—		2.16	09/06/2023
						6,667	(5)	5,200
						16,667	(6)	13,000
						15,000	(7)	11,700

(1)	The market value is calculated by multiplying the number of shares that have not vested by $0.78, the closing price of the Class A Common Stock as of March 31, 2020.

(2)	Non-qualified stock option award vests in equal annual installments of 33% per year commencing on September 1, 2020.

(3)	Restricted stock unit award vests in equal annual installments of 33% per year commencing on September 1, 2020.

(4)	Restricted stock award vests 100% on June 18, 2020.

(5)	Restricted stock unit award vests in equal annual installments of 33% per year commencing on April 1, 2018.

(6)	Restricted stock unit award vests in equal annual installments of 33% per year commencing on April 2, 2019.

(7)	Restricted stock unit award vests in equal annual installments of 33% per year commencing on April 2, 2020.

(8)	Restricted stock unit award vests 100% on August 26, 2020.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables summarize the estimated value of potential payments to each of our named executive officers under existing contracts, agreements, plans or arrangements assuming the triggering event or events indicated occurred on March 31, 2020.
Timothy L. Duitsman
President and CEO
The following table shows the potential payments to Mr. Duitsman upon termination or in connection with a change in control assuming a March 31, 2020 triggering event.

	Termination without Cause or for Good Reason following a change in control ($)	Change in Control without Termination ($)	Termination for Good Reason ($)	Termination without Cause ($)
Cash Compensation	300,000	—	—	300,000
Health Benefits	—	—	—	—
Stock Option Vesting Acceleration (1)	—	—	—	—
Stock Award Vesting Acceleration (2)	79,950	—	—	—
Total	379,950	—	—	300,000

(1)
The market value is calculated by multiplying the number of options that have not vested by the difference between $0.78, the closing price of the Class A Common Stock as of the last business day of fiscal year 2020, less the strike price of the option.

(2)	The market value is calculated by multiplying the number of shares that have not vested by $0.78, the closing price of the Class A Common Stock as of the last business day of fiscal year 2020.
Under the terms of the Offer Letter, if the Company terminates Mr. Duitsman's employment within one year of a change in control, or at any time without cause, he will be entitled to receive as severance one year's base salary.
Mr. Duitsman is subject to a non-competition covenant during the term of his employment and for an additional two year period following termination of his employment with the Company. Mr. Duitsman is subject to a non-solicitation covenant with respect to the Company's employees for two year following termination of his employment whether or not he is entitled to severance pay. Mr. Duitsman's agreement also contains a customary confidentiality covenant.
In the event of termination without cause following a change of control, unvested outstanding equity awards as of the date of termination will become immediately vested, pursuant to their express terms.
Jeniffer L. Jaynes
Interim CFO, Vice President, Corporate Controller and Secretary
The following table shows the potential payments to Ms. Jaynes upon termination or in connection with a change in control assuming a March 31, 2020 triggering event.

	Termination without Cause or for Good Reason following a change in control ($)	Change in Control without Termination ($)	Termination for Good Reason ($)	Termination without Cause ($)
Cash Compensation	300,000	—	300,000	300,000
Health Benefits	11,170	—	11,170	11,170
Stock Option Vesting Acceleration (1)	—	—	—	—
Stock Award Vesting Acceleration (2)	31,981	—	—	—
Total	343,151	—	311,170	311,170

(1)
The market value is calculated by multiplying the number of options that have not vested by the difference between $0.78, the closing price of the Class A Common Stock as of the last business day of fiscal year 2020, less the strike price of the option.

(2)	The market value is calculated by multiplying the number of shares that have not vested by $0.78, the closing price of the Class A Common Stock as of the last business day of fiscal year 2020.
Under the terms of Ms. Jaynes’ employment agreement, if we terminate Ms. Jaynes’ employment without cause or if Ms. Jaynes resigns for good reason, she will be entitled to receive as severance one year’s base salary, and continued health benefits at employee rates for one year.
Ms. Jaynes is subject to a non-competition covenant during the term of her employment and for an additional one year period if, following termination of her employment with the Company, she is entitled to receive severance or if the Company elects to pay her severance even if she would not otherwise be entitled to such payments. Ms. Jaynes is subject to a non-solicitation covenant with respect to the Company’s employees for one year following termination of her employment whether or not she is entitled to severance pay.
In the event of termination without cause or for good reason following a change of control, unvested outstanding equity awards as of the date of termination will become immediately vested, pursuant to their express terms.
Jesse Swartwood
Senior Vice President, Worldwide Sales
The following table shows the potential payments to Mr. Swartwood upon termination or in connection with a change in control assuming a March 31, 2020 triggering event.

	Termination without Cause following a change in control ($)	Change in Control without Termination ($)	Termination for Good Reason ($)	Termination without Cause ($)
Cash Compensation	112,500	—	—	112,500
Health Benefits	8,245	—	—	8,245
Stock Option Vesting Acceleration (1)	—	—	—	—
Stock Award Vesting Acceleration (2)	29,901	—	—	—
Total	150,646	—	—	120,745

(1)
The market value is calculated by multiplying the number of options that have not vested by the difference between $0.78, the closing price of the Class A Common Stock as of the last business day of fiscal year 2020, less the strike price of the option.

(2)	The market value is calculated by multiplying the number of shares that have not vested by $0.78, the closing price of the Class A Common Stock as of the last business day of fiscal year 2020.

Under the terms of Mr. Swartwood’s severance agreement, if we terminate Mr. Swartwood’s employment without cause, he will be entitled to receive as severance six months base salary and continued health benefits at employee rates for six months.
Mr. Swartwood is subject to a non-competition covenant during the term of his employment and for an additional one year period if, following termination of his employment with the Company, he is entitled to receive severance or if the Company elects to pay him severance even if he would not otherwise be entitled to such payments. Mr. Swartwood is subject to a non-solicitation covenant with respect to the Company’s employees for one year following termination of his employment whether or not he is entitled to severance pay.
In the event of termination without cause following a change of control, unvested outstanding equity awards as of the date of termination will become immediately vested, pursuant to their express terms.
Alfred S. John
Former President and CEO
Mr. John did not have an employment agreement. In the event of termination without cause or for good reason following a change in control of the Company, unvested equity awards held by Mr. John would have become immediately vested.
On August 21, 2019, Mr. John entered into a general release agreement with the Company. Mr. John received two weeks of base salary as severance and a lease buy-out. Mr. John left the company effective August 23, 2019, which resulted in a cash payment of $19,359. Upon termination, he forfeited all unvested equity awards.
Thomas P. Minichiello
Former Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Mr. Minichiello did not have an employment agreement with us at the time he terminated employment on August 23, 2019, as his prior employment agreement expired on July 5, 2019. On August 23, 2019, Mr. Minichiello terminated employment with us. Mr. Minichiello forfeited all unvested equity awards upon termination.
DIRECTOR COMPENSATION
Effective April 1, 2020, the annual retainer for all non-employee directors is $20,000, an approximately 26% decrease from the previous annual retainer of $27,000. Effective July 1, 2019, the annual retainer for all non-employee directors was reduced to $27,000, a 25% decrease from the previous annual retainer of $36,000. Annual retainers for committee chairpersons are as follows: Chairman of the Board (if non-employee)-$20,000; Chair of the Audit Committee-$10,000; and Chair of the Compensation Committee-$10,000. Annual retainers for the members of committees are as follows: Member of the Audit Committee-$5,000; and Member of the Compensation Committee-$5,000. There is no separate compensation for meeting attendance. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for service as directors. In addition, non-employee directors are eligible to receive awards under the 2019 Omnibus Incentive Compensation Plan. On a director’s initial appointment date, non-employee directors are each granted 2,500 restricted shares with an annual grant thereafter based on a target grant date value of $29,000 to be granted upon election to the Board of Directors at the Annual Meeting of Stockholders, with the award vesting on the first anniversary date of the grant.
If the Transaction is consummated, the Board is considering foregoing the stock awards and moving to a cash retainer and foregoing additional payments to Committee members and/or payments to chairs of Committees or the Board.
Director Summary Compensation Table
The following table details the total compensation for non-employee directors for fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)
Timothy L. Duitsman (1)	—	—	—
Kirk R. Brannock (4)	49,250	28,999	78,249
Scott C. Chandler(4)	39,250	28,999	68,249
Robert W. Foskett(4)	29,250	28,999	58,249
Robert C. Penny III(4)	29,250	28,999	58,249
Cary B. Wood(4)	44,250	28,999	73,249
Mark A Zorko(4)	44,250	28,999	73,249

(1)
Mr. Duitsman, a Director and our President and CEO, is not included in this table as compensation received by Mr. Duitsman is shown in the Summary Compensation Table. Since becoming an employee of the Company, on September 1, 2019, Mr. Duitsman has received no additional compensation for his service as director. Mr. Duitsman’s equity holdings as of March 31, 2020 are presented in the Outstanding Equity Awards at Fiscal Year-End table.

(2)
The values reflect the aggregate grant date fair value as determined under ASC 718. Assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements for fiscal year 2020 included in the Company’s Annual Report on Form 10-K filed with the SEC on June 18, 2020.

(3)	The equity portion of the annual grant to directors vests annually on the date of grant over a one-year period.

(4)	As of March 31, 2020, each director had 21,014 shares of unvested restricted stock.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of March 31, 2020, with respect to shares of our Class A Common Stock that may be issued under equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance (excluding securities reflected in the first column) (#)
Equity compensation plans approved by security holders (3)	667,920	1.87	1,520,134
Equity compensation plans not approved by security holders	—	—	—
Total	667,920	1.87	1,520,134

(1)	Includes outstanding options, RSUs and PSUs.

(2)	Represents weighted-average exercise price of outstanding options.

(3)	All amounts in this row relate to the 2019 Omnibus Incentive Compensation Plan.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We do not currently have written policies and procedures with respect to the approval of related-party transactions. Our practice with respect to related-party transactions has been that all transactions between the Company and any related person will be reviewed and approved by the Audit Committee. All proposed related-party transactions are generally reported to senior management, who assist in gathering the relevant information about the transaction, and present the information to the Audit Committee. The Audit Committee then determines whether the transaction is a related party transaction and approves, ratifies, or rejects the transaction.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Based on a review of forms filed with the SEC and on written representations from reporting persons, we believe that during fiscal year 2020, all such persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Rule 3526 of the PCAOB, Communicating with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee discussed with our independent auditors the scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, and the overall quality of our financial reporting.
The Audit Committee has reviewed with the Company’s accounting function the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2020, for filing with the SEC. The Audit Committee and the Board have also recommended that stockholders ratify the selection of Grant Thornton as our independent auditors for fiscal year 2021.
During fiscal year 2020, management documented, tested and evaluated internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and the internal audit function kept the Audit Committee apprised of our progress. Management has provided the Audit Committee with a report on the effectiveness of internal controls.
The Audit Committee is governed by a charter, which is available in the corporate governance section under Investors on our website at www.westell.com. The Board of Directors has determined that Mr. Wood, Mr. Chandler, and Mr. Zorko each qualify as an “audit committee financial expert” as defined under Regulation S-K and that all audit committee members are “independent” as the term is used in the NASDAQ listing standards applicable to audit committee members.
Respectfully Submitted By:

The Audit Committee

Mark A. Zorko (Chair)
Scott C. Chandler
Cary B. Wood

Fees to the Company’s Auditors
Set forth below is a summary of certain fees paid to our independent auditors, Grant Thornton LLP, for services for the fiscal years 2020 and 2019, respectively.

Fee Category	Fiscal 2020	Fiscal 2019
Audit Fees	$346,655	$434,500
Audit-Related Fees	3,500	21,450
Tax Fees	—	—
All Other Fees	—	—
Total	$350,155	$455,950
Audit Fees
Audit fees were for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Reports on Form 10-K, the review of our quarterly financial statements set forth in our Quarterly Reports on Form 10-Q and consents for other SEC filings.
Audit-Related Fees
Audit-related fees consist of fees billed for professional services for physical inventories, diligence consulting and consultation on accounting matters.
Approval of Services Provided by Independent Registered Public Accounting Firm
The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor’s independence and has determined that such services are compatible. The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by the external auditors. The Committee will annually pre-approve services in specified accounting areas. The Committee also annually approves the budget for the annual generally accepted accounting principles (GAAP) audit.
PROPOSALS OF STOCKHOLDERS
A stockholder proposal to be included in our Proxy Statement and presented at the 2021 Annual Meeting must be received at our executive offices, 750 North Commons Drive, Aurora, Illinois 60504, no later than April 16, 2021, for evaluation as to inclusion in the Proxy Statement in connection with such meeting.
Stockholders wishing to nominate a director or bring a proposal before the 2021 Annual Meeting (but not include the proposal in our Proxy Statement) must cause written notice of the proposal to be received by the Secretary of the Company at our principal executive offices in Aurora, Illinois, no later than July 31, 2021, as well as comply with certain provisions of the Company’s bylaws. In order for a stockholder to nominate a candidate for director, such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholders meeting, the notice for such meeting must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our Proxy Statement.
WHERE YOU CAN FIND MORE INFORMATION
The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
The Transaction is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Transaction. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Jeniffer L. Jaynes, the Company’s Corporate Secretary, at the following address: 750 North Commons Drive, Aurora, Illinois 60504.

OTHER MATTERS TO COME BEFORE THE MEETING
The Board of Directors knows of no other business that may come before the annual meeting. However, if any other matters are properly presented to the meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.
By Order of the Board of Directors
Jeniffer L. Jaynes
Interim Chief Financial Officer, Vice President,
Corporate Controller and Secretary

Date: August 11, 2020

ANNEX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

WESTELL TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
FIRST: Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph at the end of Article FIFTH:
(19) 2020 Reverse Stock Split. Upon the effectiveness of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation adding this paragraph (the "Effective Time"), each 1,000 shares of the Corporation’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and each 1,000 shares of the Corporation's Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock and Class B Common Stock, respectively, without any further action by the Corporation or the holder thereof provided that no fractional shares shall be issued to any holder of fewer than 1,000 shares of Class A Common Stock or 1,000 shares of Class B Common Stock, as applicable, immediately prior to the Effective Time, and that instead of issuing such fractional shares, the Corporation shall pay an amount in cash equivalent to $1.48 per share of Class A Common Stock and $1.48 per share of Class B Common Stock held by such holder immediately prior to the Effective Time.
This Certificate of Amendment does not change the number of authorized shares of the Corporation's Class A Common Stock or Class B Common Stock, nor does it change the par value of either class.
SECOND: This Certificate of Amendment shall become effective on [•], 2020 at [•]:00 p.m.
THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the stockholders of the Company entitled to vote.
IN WITNESS WHEREOF, WESTELL TECHNOLOGIES, INC. has caused this Certificate of Amendment to be signed by its duly authorized officer this [•] day of [•] 2020.

WESTELL TECHNOLOGIES, INC.

By:
Name:
Title:

A-1

ANNEX B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
WESTELL TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
FIRST: Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph at the end of Article FIFTH:
(20) 2020 Forward Stock Split. Upon the effectiveness of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation adding this paragraph (the "Effective Time"), each one (1) share of the Corporation’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and each one (1) share of the Corporation's Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), issued and outstanding immediately prior to the Effective Time (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto) immediately prior to the Effective Time shall be and is automatically reclassified and changed (without any further act) into 1,000 fully paid and nonassessable shares of Class A Common Stock or Class B Common Stock, as the case may be, (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 1,000-for-1 ratio).
This Certificate of Amendment does not change the number of authorized shares of the Corporation's Class A Common Stock or Class B Common Stock, nor does it change the par value of either class.
SECOND: This Certificate of Amendment shall become effective on [•], 2020 at [•]:00 p.m.
THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the stockholders of the Company entitled to vote.
IN WITNESS WHEREOF, WESTELL TECHNOLOGIES, INC. has caused this Certificate of Amendment to be signed by its duly authorized officer this [•] day of [•] 2020.

WESTELL TECHNOLOGIES, INC.

By:
Name:
Title:

B-1

ANNEX C

Emory & Co.

Investment Banking

250 E. Wisconsin Ave.
Suite 910
Milwaukee, WI 53202

Tel: 414.273.9991
www.EmoryCo.com

July 6, 2020

<u>CONFIDENTIAL</u>
Special Committee of the Board of Directors
Westell Technologies, Inc.
750 North Commons Drive
Aurora, IL 60504

We understand that Westell Technologies, Inc. (the "Company") intends to enter a transaction whereby the Company will effect a 1-for-1,000 reverse stock split of its Class A Common Stock ("Class A Stock"), which will then be immediately followed by a 1,000-for-1 forward stock split of its Class A Stock. We further understand that, following the reverse/forward stock split, the Company intends to delist the Class A Stock from NASDAQ and deregister the Class A Stock under the Securities Exchange Act of 1934, as amended. (We refer to the actions described in this paragraph collectively as the "Transaction.") The Company will not issue fractional shares in the Transaction. Therefore, stockholders of record prior to the Transaction holding fewer than 1,000 shares of Class A Stock will no longer be stockholders of the Company ("Non-Continuing Stockholders"). As a result of the Transaction, Non-Continuing Stockholders will be entitled to receive from the Company a cash payment of $1.48 in exchange for each share of Class A Stock (the "Consideration") in lieu of fractional shares.

The Special Committee (the "Special Committee") of the Board of Directors of the Company has engaged Emory & Co., LLC ("Emory" or "we"), as a financial advisor, to advise the Special Committee as to the financial fairness of the Consideration and to issue this written opinion ("Opinion") as to the fairness of the financial terms of the Transaction to the Company's stockholders.

Emory is an investment banking firm that is regularly engaged in the valuation of businesses and their securities, including issuing fairness opinions, in connection with mergers and acquisitions, reverse stock splits, employee stock ownership plans, corporate planning and other purposes. Neither Emory, nor the individuals at Emory involved with this Opinion beneficially own, or have ever owned, any interest in the Company.

Special Committee of the Board of Directors
Westell Technologies, Inc.
July 6, 2020
Page 2

In arriving at our Opinion, among other things, we:

1. reviewed a draft of the Company's proxy statement for the Transaction;

2. reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including, among other items, the annual reports on Form 10-K filed by the Company for the fiscal years ended March 31, 2016, 2017, 2018, 2019, and 2020; and quarterly reports on Form 10-Q filed by the Company the three-month periods ended June 30, 2019, September 30, 2019, and December 31, 2019;

3. reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business;

4. reviewed certain business and financial information concerning the Company and the industries in which it operates;

5. reviewed information concerning ownership of the Company's stock;

6. reviewed the reported prices and the historical trading activity of the Class A Stock;

7. compared the financial and operating performance of the Company with certain other publicly traded companies and other business combinations we deemed relevant;

8. held discussions with members of the management of the Company with respect to the past and current business operations of the Company, the financial condition and operations of the Company, forecasted financial results of the Company, and certain other matters we believed necessary or appropriate to our inquiry; and

9. performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this Opinion.

We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the industry and our general experience in securities valuations.

In providing our Opinion, we relied upon and assumed, without independent verification, the accuracy and completeness of all information that was available to us from public sources and all the financial and other information provided to us by the Company. We have not evaluated the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters.

Special Committee of the Board of Directors
Westell Technologies, Inc.
July 6, 2020
Page 3

We further relied upon the assurances of the Company's management that they were unaware of any facts that would make the information the Company provided incomplete or misleading. We assumed the projected financial results were reasonably prepared on bases reflecting the best currently available estimates and judgment of the Company's management. We did not express an opinion or any other form of assurance as to the reasonableness of the underlying assumptions. We did not advise the Company on alternatives to the Transaction.

This Opinion is necessarily based on economic, market, financial, and other conditions as they exist and can be evaluated by us as of the date of this letter. We did not conduct or provide environmental liability assessments of any kind, so this Opinion does not reflect any actual or contingent environmental liabilities. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction. We assumed that the Transaction will be consummated in a timely manner and in accordance with applicable corporate laws and regulations. We provided no legal, accounting, or tax advice.

It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise, or reaffirm this Opinion. We do not express any opinion as to the fairness of the amount or the nature of the compensation now paid or to be paid to any of the Company's officers, directors or employees, or class of such persons.

In addition, we have not solicited, nor were we asked to solicit, third party interest in a transaction involving all or any part of the Company. The Company has agreed to reimburse us for certain expenses and to indemnify us under certain circumstances. We will receive a fee in connection with the delivery of this Opinion. The compensation of Emory and individuals involved with this Opinion is not contingent on an action or event resulting from the analyses, conclusions, or use of this Opinion.

This Opinion is intended for the use and benefit of the Special Committee in connection with, and for the purpose of, its consideration of the Transaction. The Opinion is directed only to the Consideration for the proposed Transaction from a financial point of view and does not address the merits of the underlying decision by the Company to engage in the Transaction or constitute a recommendation to stockholders of the Company concerning actions they may take with regard to their holdings. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any proxy statement to be

Special Committee of the Board of Directors
Westell Technologies, Inc.
July 6, 2020
Page 4

delivered to the holders of the Company's stockholders in connection with the Transaction if and only if this letter is quoted in full or attached as an exhibit to such document.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid by the Company to the Non-Continuing Stockholders in the Transaction is fair from a financial point of view to the Company's stockholders.

Very truly yours,

Emory & Co., LLC

Emory & Co., LLC

WESTELL TECHNOLOGIES, INC.
c/o BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P. O. BOX 1342
BRENTWOOD, NY 11717

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For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Kirk R. Brannock 02 Scott C. Chandler 03 Timothy L. Duitsman 04 Robert W. Foskett 05 Robert C. Penny III
06 Cary B. Wood 07 Mark A. Zorko

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

		For	Against	Abstain
2	Proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a 1-for-1,000 reverse stock split (the "Reverse Stock Split").	☐	☐	☐
3	Proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect, immediately after the Reverse Stock Split, a 1,000-for-1 forward stock split.	☐	☐	☐
4	Company proposal to ratify the appointment of independent auditors.	☐	☐	☐
5	Company proposal to approve, on an advisory basis, our executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000472969_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

WESTELL TECHNOLOGIES, INC.
Annual Meeting of Stockholders
September 29, 2020 10:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Timothy L. Duitsman and Jeniffer L. Jaynes, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the annual meeting, and at any adjournments thereof, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. The votes entitled to be cast by the undersigned will be cast in the direction of the proxy holders on any other matter that may properly come before the meeting and any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and acknowledges receipt of the proxy statement for the annual meeting.

This proxy, when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted by the proxies "FOR ALL" nominees named in Proposal 1, "FOR" Proposals 2, 3, 4 and 5 and in their discretion on any other matters properly brought to a stockholder vote at the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000472969_2 R1.0.1.18